OFFERING CIRCULAR
-----------------
                    UNITED PARCEL SERVICE OF AMERICA, INC.

                               OFFER TO EXCHANGE

                              DEBENTURES DUE 2030
                      FOR ANY AND ALL OF ITS OUTSTANDING
                          8 3/8% DEBENTURES DUE 2020


 THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, JANUARY 22, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").


  United Parcel Service of America, Inc. (the "Company"), a Delaware corporation, hereby offers, upon the terms and subject to the conditions set forth in this Offering Circular (the "Offering Circular") and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange an aggregate principal amount of up to $700,000,000 of its Debentures Due 2030 (the "New 2030 Debentures") for a like principal amount of its issued and outstanding 8 3/8% Debentures Due 2020 (the "Old 2020 Debentures") from the registered holders (individually, a "Holder" and collectively, the "Holders") thereof. The terms of the New 2030 Debentures are discussed in "Comparison of Old 2020 Debentures and New 2030 Debentures" and "Description of New 2030 Debentures". The New 2030 Debentures will evidence the same class of debt as the Old 2020 Debentures and will be issued pursuant to, and entitled to the benefits of, an Indenture (the "New Indenture"), dated as of December 18, 1997, between the Company and Citibank, N.A. (the "New Trustee"). The Old 2020 Debentures were issued pursuant to, and are entitled to the benefits of, an Indenture (the "Old Indenture"), dated as of December 1, 1989, between the Company and The Chase Manhattan Bank (as successor to Chemical
Bank).

  The Company will accept for exchange any and all Old 2020 Debentures validly tendered and not withdrawn prior to the Expiration Date. Old 2020 Debentures may be tendered only in denominations of $1,000. See "The Exchange Offer-- Procedures for Tendering Old 2020 Debentures". The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer--Conditions to the Exchange Offer".

  The New 2030 Debentures will constitute, and the Old 2020 Debentures constitute, general unsecured obligations of the Company and the Old 2020 Debentures rank, and the New 2030 Debentures will rank, pari passu, with all existing and future unsecured and unsubordinated senior indebtedness of the Company.

                                            (cover page continued on next page)

                               ----------------

  SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE EXCHANGE OFFER.

                               ----------------

THE OFFER OF THE SECURITIES CONTEMPLATED IN THE EXCHANGE OFFER IS MADE PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SECTION 5 OF
 THE SECURITIES ACT OF  1933, AS AMENDED (THE  "SECURITIES ACT"), PROVIDED BY
 SECTION 3(A)(9) THEREOF AND, ACCORDINGLY, THE OFFER OF SUCH SECURITIES HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION.

THE SECURITIES  OFFERED HEREBY HAVE  NOT BEEN  APPROVED OR DISAPPROVED  BY THE
 SECURITIES AND EXCHANGE  COMMISSION NOR ANY STATE  SECURITIES COMMISSION NOR
 HAS  THE  SECURITIES  AND  EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES
  COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

           The date of this Offering Circular is December 18, 1997.

(Continued from cover page)

  The New 2030 Debentures will have the same interest rate as the Old 2020 Debentures until April 1, 2020, and, thereafter, the interest rate will be calculated as provided herein. For the Old 2020 Debentures, a price (the "Reference Price of the Old 2020 Debentures") will be determined using a specified fixed spread pricing formula. Such Reference Price of the Old 2020 Debentures will be based on a yield (the "Reference Yield of the Old 2020 Debentures") to the maturity date of the Old 2020 Debentures equal to (i) the yield (the "Benchmark Treasury Yield") on the 6 3/8% U.S. Treasury Note due August 15, 2027 (the "Benchmark Treasury Security") plus (ii) 52 basis points (the "2020 Fixed Spread"). For the New 2030 Debentures, a per annum interest rate (the "Extension Coupon") will be determined for the period from April 1, 2020 to the maturity date, April 1, 2030. This Extension Coupon (expressed as a percentage with two decimal places) will be such that the price of the New 2030 Debentures (the "Reference Price of the New 2030 Debentures") will be at least $10.00 or greater than the Reference Price of the Old 2020 Debentures per $1,000 principal amount thereof. Such Reference Price of the New 2030 Debentures will be based on a yield (the "Reference Yield of the New 2030 Debentures") to the maturity date of the New 2030 Debentures equal to (i) the Benchmark Treasury Yield plus (ii) 60 basis points (the "2030 Fixed Spread"). For each $1,000 principal amount of Old 2020 Debentures exchanged, the Holder thereof will receive $1,000 principal amount of New 2030 Debentures. The Extension Coupon and the reference prices will be determined as of 2:00 p.m., New York City time, on the second business day prior to the Expiration Date (the "Price Determination Date").

  The purpose of the Exchange Offer is to take advantage of currently available interest rates by exchanging a portion of the Company's long-term debt portfolio upon terms which the Company believes are more beneficial to it. The Company intends to accomplish this objective by extending the overall maturity of a portion of its long-term debt portfolio.

  Based on an interpretation by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission"), the Company believes that the New 2030 Debentures issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any Holder thereof without compliance with the registration requirements of the Securities Act.

  The Company has not entered into any arrangement or understanding with any person to distribute the New 2030 Debentures to be received in the Exchange Offer and, to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the New 2030 Debentures in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New 2030 Debentures.

  The Company has made no arrangements for and has no understanding with any dealer, salesman or other person regarding the solicitation of tenders hereunder, and no person has been authorized by the Company to give any information or to make any representations in connection with the Exchange Offer other than those contained or incorporated by reference in this Offering Circular and, if given or made, such other information or representations must not be relied upon as having been authorized. Neither the delivery of this Offering Circular nor the exchange of New 2030 Debentures for Old 2020 Debentures shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

  The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer.

  The Exchange Agent and The Depository Trust Company ("DTC") have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old 2020 Debentures to the Exchange Agent in accordance with DTC's ATOP procedures for such a transfer. DTC will then send an Agent's Message (as defined herein) to the Exchange Agent.

                               ----------------

  NONE OF THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY, THE INFORMATION AGENT OR THE EXCHANGE AGENT MAKES ANY RECOMMENDATION TO HOLDERS OF THE OLD 2020 DEBENTURES AS TO WHETHER TO EXCHANGE OR REFRAIN FROM EXCHANGING THEIR OLD 2020 DEBENTURES. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD 2020 DEBENTURES MUST MAKE THEIR OWN DECISION WHETHER TO EXCHANGE OLD 2020 DEBENTURES PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE PRINCIPAL AMOUNT OF OLD 2020 DEBENTURES TO EXCHANGE.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT TENDERS FOR EXCHANGE FROM, HOLDERS OF OLD 2020 DEBENTURES IN ANY
JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

  The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; as well as at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's common stock is not listed on a national securities exchange or traded in the organized over-the-counter markets.

  The Company has instructed the Financial Advisor, the Exchange Agent and the Information Agent not to solicit exchanges in connection with the Exchange Offer or to make any recommendation with respect to acceptance or rejection of the Exchange Offer. Solicitations will be made solely by employees of the Company. The Financial Advisor, the Exchange Agent and the Information Agent will answer any questions from Holders of the Old 2020 Debentures with respect to the Exchange Offer solely by reference to the terms of this Offering Circular and Holders may contact the Financial Advisor, the Exchange Agent and the Information Agent at the addresses and telephone numbers listed below. Holders of the Old 2020 Debentures who have any questions regarding the mechanics of the Exchange Offer should contact either the Exchange Agent or the Information Agent. In addition, all questions with respect to the Exchange Offer may be directed to the Company (Ned J. Winsor, telephone number (404) 828-7199).

          Financial Advisor                      Information Agent
      DEUTSCHE MORGAN GRENFELL                 D.F. KING & CO., INC.
         31 West 52nd Street                      77 Water Street
      New York, New York 10019               New York, New York 10005
    (212) 469-7081 (Call Collect)                 (800) 859-8515


                                Exchange Agent
                                CITIBANK, N.A.

                                                By UPS or Other
              By Mail:                    Overnight Courier Delivery:               By Hand:
           Citibank, N.A.                        Citibank, N.A.                  Citibank, N.A.
c/o Citicorp Data Distribution, Inc.  c/o Citicorp Data Distribution, Inc.   Corporate Trust Window
           P.O. Box 7072                        404 Sette Drive            111 Wall Street, 5th Floor
     Paramus, New Jersey 07653             Paramus, New Jersey 07652        New York, New York 10043

                     Facsimile for Eligible Institutions:
                                (201) 262-3240

                         Facsimile Confirmation Only:
                                (800) 422-2077

                               For Information:
                                (800) 422-2077

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed by the Company with the Commission (Commission File No. 0-4714) pursuant to the Exchange Act and are incorporated herein by reference and made a part hereof: (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997. In addition, the Company has filed a Form T-3, dated December 18, 1997, pursuant to the Trust Indenture Act of 1939, which Form T-3 includes a Form T-1 and the form of the New Indenture.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Offering Circular and prior to the Expiration Date are deemed to be incorporated by reference herein and shall be a part hereof from their respective filing dates.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Circular to the extent that a statement contained herein or therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified and superseded shall not be deemed, except as so modified or superseded, to constitute part of this Offering Circular.

  The Company will provide, without charge, to each person to whom a copy of this Offering Circular is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference in this Offering Circular, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Offering Circular incorporates. Requests for copies of such documents, including the Form T-3, should be directed to Ned J. Winsor, Manager-Corporate Finance, United Parcel Service of America, Inc., 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, telephone number (404) 828-6000. To ensure timely delivery of the documents, any such request should be made by January 9, 1998.

                           OFFERING CIRCULAR SUMMARY

  The following summary is qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this Offering Circular. See "Risk Factors" for a discussion of certain factors that should be considered in connection with the Exchange Offer and the New 2030 Debentures offered hereby.

                                  THE COMPANY

  The Company, through its subsidiaries, provides specialized transportation and logistics services, primarily through the pickup and delivery of packages and documents. Service is offered throughout the United States and in over 200 other countries and territories around the globe. In terms of both revenue and volume, the Company is the largest package distribution company in the world, with revenues of over $22 billion in 1996 generated by the delivery of more than three billion packages and documents. The Company provides a daily pickup service for over 1.4 million customers. The Company was originally organized in the State of Washington in 1907 and was reincorporated in the State of Delaware in 1930.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER:           Pursuant to the Exchange Offer, the Company is
                              offering to any Holder to exchange, for any and all of its Old 2020 Debentures an equal principal amount of newly issued New 2030 Debentures.

                              The New 2030 Debentures will have the same interest rate as the Old 2020 Debentures until April 1, 2020, and, thereafter, the interest rate will be calculated as provided herein. For the Old 2020 Debentures, a Reference Price of the Old 2020 Debentures will be determined using a specified fixed spread pricing formula. Such Reference Price of the Old 2020 Debentures will be based on the Reference Yield of the Old 2020 Debentures to the maturity date of the Old 2020 Debentures equal to (i) the Benchmark Treasury Yield plus (ii) the 2020 Fixed Spread. For the New 2030 Debentures, an Extension Coupon will be determined for the period April 1, 2020 to the maturity date, April 1, 2030. The Extension Coupon (expressed as a percentage with two decimal places) will be such that the Reference Price of the New 2030 Debentures will be at least $10.00 or greater than the Reference Price of the Old 2020 Debentures per $1,000 principal amount of the Old 2020 Debentures. Such Reference Price of the New 2030 Debentures will be based on the Reference Yield of the New 2030 Debentures to the maturity date of the New 2030 Debentures equal to
                              (i) the Benchmark Treasury Yield plus (ii) the 2030 Fixed Spread. For each $1,000 principal amount of Old 2020 Debentures exchanged in the Exchange Offer, an exchanging Holder will receive $1,000 principal amount of New 2030 Debentures. The Extension Coupon and the reference prices will be determined based on the Benchmark Treasury Yield as of 2:00 p.m., New York City time, on the Price Determination Date.

                              The New 2030 Debentures will be unsecured and unsubordinated senior obligations of the Company and will rank pari passu with all existing and future unsecured and unsubordinated senior indebtedness of the Company and its subsidiaries. The terms and conditions of the New 2030 Debentures will be similar to those that currently apply to the Old 2020 Debentures. Changes from the Old 2020 Debentures and the Old Indenture, including an optional "make-whole" redemption provision not found in the Old 2020 Debentures, are set forth below in the section "Comparison of Old 2020 Debentures and New 2030 Debentures". See also "Description of New 2030 Debentures".

CALCULATIONS:                 The reference prices, reference yields, the
                              Benchmark Treasury Yield and the Extension Coupon will be determined as set forth in the section
                              "The Exchange Offer--Calculations; Information" and in Schedules A, B, C and D attached hereto.

INFORMATION:                  As soon as practicable after the Price
                              Determination Date, but in any event before 9:00 a.m., New York City time, on the following business day, the Company will publicly announce by press release to the Dow Jones News Service:
                              the Benchmark Treasury Yield, the Reference Yield of the Old 2020 Debentures, the Reference Price of the Old 2020 Debentures, the Reference Yield of the New 2030 Debentures, the Extension Coupon and the Reference Price of the New 2030
                              Debentures.

                              During the term of the Exchange Offer, Holders of
                              the Old 2020 Debentures can obtain current
                              information regarding the Benchmark Treasury
                              Yield, reference yields, reference prices and
                              other information regarding the terms of the
                              Exchange Offer from the Financial Advisor at
                              (212) 469-7081 (call collect). In addition, the
                              Company intends to publish information about the
                              Exchange Offer, including the information
                              described in the preceding paragraph when
                              available, on MCM "CorporateWatch" Service on
                              Telerate page 41933.
OLD 2020 DEBENTURES
OUTSTANDING:                  As of the date hereof, $700,000,000 aggregate
                              principal amount of Old 2020 Debentures are outstanding.
CONDITIONS TO THE EXCHANGE
OFFER:                        Consummation of the Exchange Offer is conditioned
                              upon certain customary conditions described herein. The Company may, in its sole discretion, waive any condition with respect to the Exchange
                              Offer and accept for exchange any Old 2020
                              Debentures tendered. See "The Exchange Offer--
                              Conditions to the Exchange Offer".

EXPIRATION AND AMENDMENTS:    The Exchange Offer will expire at 5:00 p.m., New
                              York City time, on Thursday, January 22, 1998 or at such later time and date to which the Exchange
                              Offer may be extended by the Company in
                              accordance with the procedures described herein.
                              See "The Exchange Offer--Expiration Date;
                              Extensions; Termination; Amendments".

CERTAIN U.S. FEDERAL INCOME
TAX CONSEQUENCES:             In the opinion of counsel to the Company, the
                              exchange of Old 2020 Debentures pursuant to the
                              Exchange Offer will constitute a recapitalization
                              for U.S. federal income tax purposes, and a
                              Holder of Old 2020 Debentures that tenders
                              pursuant to the Exchange Offer generally will
                              recognize no gain or loss upon the exchange of
                              Old 2020 Debentures for New 2030 Debentures. See
                              "Certain U.S. Federal Income Tax Consequences".
CERTAIN CONSEQUENCES OF THE
EXCHANGE OFFER:               In deciding whether to participate in the
                              Exchange Offer, each Holder should consider
                              carefully, in addition to the other information
                              contained in this Offering Circular, the
                              information set forth under the captions
                              "Description of New 2030 Debentures" and "Risk
                              Factors".
TENDER OF OLD 2020
DEBENTURES:                   To tender Old 2020 Debentures, Holders must
                              deliver their Old 2020 Debentures together with a properly completed and duly executed Letter of Transmittal to the Exchange Agent or the procedures for book-entry transfer must be used.
                              If Old 2020 Debentures are held by a broker, dealer, commercial bank, trust company or other nominee (individually, a "Custodian" and collectively, the "Custodians"), the beneficial owner thereof must instruct such Custodian to tender such Old 2020 Debentures on their behalf.
                              All tenders must be made on or prior to the Expiration Date. See "The Exchange Offer--
                              Procedures for Tendering Old 2020 Debentures".

                              New 2030 Debentures will be delivered only in book-entry form through DTC. Accordingly, Holders who anticipate tendering and whose Old 2020 Debentures are not held through DTC are urged to contact promptly a Custodian that has the capability to hold securities through DTC, to arrange for receipt of any New 2030 Debentures to be delivered pursuant to the Exchange Offer and to obtain the information necessary to provide the required DTC participant and account information in the relevant Letter of Transmittal. See "The Exchange Offer--Proper Execution and Delivery of Letter of Transmittal".

GUARANTEED DELIVERY:          Holders of Old 2020 Debentures who wish to tender
                              their Old 2020 Debentures and who cannot deliver
                              their Old 2020 Debentures or the Letter of
                              Transmittal to the Exchange Agent, Citibank,
                              N.A., prior to the Expiration Date, or if the
                              procedures for book-entry transfer cannot be
                              completed on a timely basis, must tender their
                              Old 2020 Debentures according to the guaranteed
                              delivery procedures set forth in "The Exchange
                              Offer--Guaranteed Delivery Procedures".
ACCEPTANCE OF OLD 2020
DEBENTURES AND DELIVERY OF
NEW 2030 DEBENTURES:          Subject to satisfaction or waiver of the
                              conditions to the Exchange Offer, the Company will exchange (and thereby purchase) any and all Old 2020 Debentures that are properly tendered and not withdrawn prior to the Expiration Date.
                              New 2030 Debentures will be delivered only in book-entry form through DTC. New 2030 Debentures will be delivered on the fifth business day following the Expiration Date (the "Exchange
                              Date"). See "The Exchange Offer

                              --Acceptance of Old 2020 Debentures Tendered for Exchange; Delivery of New 2030 Debentures".

WITHDRAWAL RIGHTS:            Tenders of Old 2020 Debentures may be withdrawn
                              at any time prior to the Expiration Date.
                              Withdrawal of tendered Old 2020 Debentures will be deemed a rejection of the Exchange Offer. See
                              "The Exchange Offer--Withdrawal Rights".
ABSENCE OF DISSENTERS'
RIGHTS:                       Holders of Old 2020 Debentures do not have any
                              appraisal or dissenters' rights under the Delaware General Corporation Law or the Old
                              Indenture. See "The Exchange Offer--Absence of
                              Dissenters' Rights".

EXCHANGE AGENT:               Citibank, N.A.
                              c/o Citicorp Data Distribution, Inc.
                              P.O. Box 7072
                              Paramus, New Jersey 07653
                              (800) 422-2077

INFORMATION AGENT:            D.F. King & Co., Inc. 77 Water Street New York,
                              New York 10005 (800) 859-8515

                            THE NEW 2030 DEBENTURES

ISSUER:                       The Company.

INDENTURE:                    The New 2030 Debentures will be issued under the
                              New Indenture.

INTEREST:                     Interest will accrue on the New 2030 Debentures
                              from the last interest payment date on the Old
                              2020 Debentures. Interest will be paid each April
                              1 and October 1, commencing April 1, 1998.

RATING: As of the date hereof, the Company's debt securities, including the Old 2020 Debentures, are rated Aaa by Moody's Investors Service, Inc. ("Moody's") and AAA by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies ("S&P"). The Company expects that the New 2030 Debentures will receive ratings equivalent to those assigned from time to time to the Old 2020 Debentures. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

RANKING: The New 2030 Debentures will be unsecured unsubordinated senior obligations of the Company and will rank pari passu with all existing and future unsecured and unsubordinated indebtedness of the Company.

FORM: The New 2030 Debentures will be available only in book-entry form through DTC.

OPTIONAL REDEMPTION:          The New 2030 Debentures may be redeemed at any
                              time and from time to time prior to maturity, at the option of the Company, subject to a "make-whole" provision.

COVENANTS:                    The New Indenture contains restrictions on
                              secured indebtedness and sale and leaseback transactions.

USE OF PROCEEDS:              The New 2030 Debentures will be issued only in
                              exchange for the Old 2020 Debentures. The Company will not receive any cash proceeds from the issuance of the New 2030 Debentures.

           COMPARISON OF OLD 2020 DEBENTURES AND NEW 2030 DEBENTURES

  The following is a brief comparison of the principal features of the Old 2020 Debentures and the New 2030 Debentures. The following descriptions are brief summaries, do not purport to be complete and are qualified in their entirety by reference, with respect to the Old 2020 Debentures, to the Old 2020 Debentures and the Old Indenture and, with respect to the New 2030 Debentures, to the New 2030 Debentures and the New Indenture. For further information regarding the New 2030 Debentures and for definitions of capitalized terms used with respect to the New 2030 Debentures but not otherwise defined herein, see "Description of New 2030 Debentures."

                                                OLD 2020 DEBENTURES                      NEW 2030 DEBENTURES
                                           ------------------------------           ------------------------------
OBLIGOR:                                   The Company.                             The Company.

TRUSTEE:                                   The Chase Manhattan Bank                 Citibank, N.A.
                                           (f/k/a Chemical Bank).

AGGREGATE PRINCIPAL AMOUNT:                Up to $700,000,000.                      Up to $700,000,000.

MATURITY:                                  April 1, 2020 ("2020").                  April 1, 2030 ("2030").

INTEREST RATE TO 2020:                     8 3/8% per annum.                        8 3/8% per annum.


INTEREST RATE FROM
2020 TO 2030:                              N.A.                                     As provided herein.

INTEREST PAYMENT DATES:                    April 1 and October 1.                   April 1 and October 1.

RATING:                                    As of the date hereof, the Old           As of the date hereof, the
                                           2020 Debentures are rated Aaa            Company's debt securities are
                                           by Moody's and AAA by S&P.               rated Aaa by Moody's and AAA
                                                                                    by S&P. The Company expects
                                                                                    that the New 2030 Debentures
                                                                                    will receive ratings
                                                                                    equivalent to those assigned
                                                                                    from time to time to the Old
                                                                                    2020 Debentures.

RANKING:                                   The Old 2020 Debentures are              The New 2030 Debentures will
                                           unsecured and unsubordinated             be unsecured and
                                           general obligations of the               unsubordinated general
                                           Company, and rank pari passu             obligations of the Company and
                                           with all existing and future             will rank pari passu with all
                                           unsecured and unsubordinated             existing and future unsecured
                                           indebtedness of the Company.             and unsubordinated
                                                                                    indebtedness of the Company.

OPTIONAL REDEMPTION:                       The Old 2020 Debentures are              The New 2030 Debentures will
                                           not subject to redemption                be redeemable at any time and
                                           prior to maturity.                       from time to time prior to
                                                                                    maturity, at the option of the
                                                                                    Company, subject to a "make-
                                                                                    whole" provision.

SINKING FUND:                              None.                                    None.

SECURITY:                                  None.                                    None.

CHANGE OF CON-                             The Company is not required to           The Company will not be
 TROL:                                     repurchase the Old 2020                  required to repurchase the New
                                           Debentures upon a change of              2030 Debentures upon a change
                                           control of the Company.                  of control of the Company.


                       OLD 2020 DEBENTURES            NEW 2030 DEBENTURES
                  ------------------------------ ------------------------------
CERTAIN
 COVENANTS        The Old 2020 Debentures        The New 2030 Debentures will
                  restrict, among other things,  restrict, among other things, the ability of the Company and the ability of the Company and
                  certain subsidiaries to (i)    certain subsidiaries to (i)
                  incur certain secured          incur certain secured
                  indebtedness, and (ii) engage  indebtedness, and (ii) engage
                  in sale and lease-back         in sale and lease-back
                  transactions. Compliance with  transactions. Compliance with
                  such covenants may be waived   such covenants may be waived
                  by a majority vote of          by a majority vote of
                  outstanding securities.        outstanding securities.

CONSOLIDATION,
MERGER AND ASSET
SALES:            The Company may not            The Company may not
                  consolidate, merge or sell all consolidate, merge or sell all
                  or substantially all of its    or substantially all of its
                  assets, unless (i) the Company assets, unless (i) the Company
                  shall continue to be the       shall continue to be the
                  obligor or the successor       obligor or the successor
                  corporation assumes the        corporation assumes the
                  Company's obligations under    Company's obligations under
                  the Old 2020 Debentures, (ii)  the New 2030 Debentures, (ii)
                  immediately thereafter no      immediately thereafter no
                  event of default with respect  event of default with respect
                  to the Old 2020 Debentures     to the New 2030 Debentures
                  shall have occurred and be     shall have occurred and be
                  continuing and (iii) certain   continuing and (iii) certain
                  other conditions are           other conditions are
                  satisfied.                     satisfied.
EVENTS OF
 DEFAULT          Failure to pay principal when  Failure to pay principal when
                  due; failure to pay interest   due; failure to pay interest
                  for 30 days; failure to        for 30 days; failure to
                  perform, or breach of, any     perform, or breach of, any
                  other covenant or warranty     other covenant or warranty
                  continued for 90 days          continued for 90 days
                  following notice; and certain  following notice; and certain
                  bankruptcy and insolvency      bankruptcy and insolvency
                  events.                        events.

                                 RISK FACTORS

  In deciding whether to participate in the Exchange Offer, each Holder should consider carefully, in addition to the other information contained in the Offering Circular, the factors listed below.

CERTAIN CONSIDERATIONS FOR TENDERING AND NON-TENDERING HOLDERS

  To the extent that Old 2020 Debentures are tendered and purchased in the Exchange Offer and the number of Old 2020 Debentures is decreased, the trading market for the Old 2020 Debentures could become more limited. A debt security with a smaller outstanding principal amount available for trading (a "smaller float") may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the Old 2020 Debentures not tendered or not purchased may be adversely affected to the extent that the principal amount of Old 2020 Debentures tendered reduces the float. Depending upon, among other things, the amount of Old 2020 Debentures outstanding after the Exchange Offer, the trading market for the Old 2020 Debentures may be more limited which may, therefore, adversely affect the liquidity and market price of the Old 2020 Debentures. Similarly, depending upon, among other things, the amount of New 2030 Debentures outstanding after the Exchange Offer, the trading market for the New 2030 Debentures may be limited which may, therefore, adversely affect the liquidity and market price of the New 2030 Debentures.

  The trading market for the Old 2020 Debentures not tendered and purchased pursuant to the Exchange Offer and the New 2030 Debentures issued by the Company pursuant to the Exchange Offer will, in each case, depend upon, among other things, the principal amount outstanding after the consummation of the Exchange Offer, the number of debentureholders and the interest in maintaining a market in the securities on the part of securities firms.

TERMS OF THE NEW 2030 DEBENTURES

  The New 2030 Debentures will be issued under the New Indenture. The New Indenture will contain covenants and other terms similar to those that currently apply to the Old 2020 Debentures. However, the New 2030 Debentures, unlike the Old 2020 Debentures, may be redeemed at any time and from time to time prior to maturity at the option of the Company subject to a "make-whole" provision. See "Comparison of Old 2020 Debentures and New 2030 Debentures" and "Description of New 2030 Debentures".

                            BUSINESS OF THE COMPANY

  The Company, through its subsidiaries, provides specialized transportation and logistics services, primarily through the pickup and delivery of packages and documents. Service is offered throughout the United States and over 200 other countries and territories around the globe. In terms of both revenue and volume, the Company is the largest package distribution company in the world, with revenues of over $22 billion in 1996 generated by the delivery of more than three billion packages and documents. The Company provides a daily pickup service for over 1.4 million customers.

  With minor exceptions, the Company's Common Stock, $.10 par value per share (the "Common Stock"), is owned by or held for the benefit of its active employees and their families, former employees and their estates or heirs, charitable foundations established by the Company's founders and their family members or by other charitable organizations that acquired stock by donations from shareowners or from the Company itself. The Company's Common Stock is not listed on a national securities exchange or traded in the organized over-the-counter markets.

  The Company was originally organized in the State of Washington in 1907 and was reincorporated in the State of Delaware in 1930.

                            SELECTED FINANCIAL DATA

  The following selected financial data for each of the five years in the period ended December 31, 1996 are derived from audited financial statements of the Company. The selected financial data for the nine months ended September 30, 1997 and 1996 are derived from unaudited financial statements. In the opinion of management, the unaudited financial statements include all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of September 30, 1997 and 1996, and the results of operations for the nine months ended September 30, 1997 and 1996.

                            (UNAUDITED)
                            NINE MONTHS
                               ENDED
                           SEPTEMBER 30,           YEARS ENDED DECEMBER 31,
                          ----------------  -------------------------------------------
                           1997     1996     1996     1995     1994     1993     1992
                          -------  -------  -------  -------  -------  -------  -------
                                  (IN MILLIONS EXCEPT PER SHARE AMOUNTS)
SELECTED INCOME
 STATEMENT DATA
Revenue.................  $16,320  $16,428  $22,368  $21,045  $19,576  $17,782  $16,519
Operating expenses......  (15,262) (14,867) (20,339) (19,251) (18,020) (16,324) (15,241)
Interest income.........       47       28       39       26       13       20       22
Interest expense........     (135)     (64)     (95)     (77)     (29)     (34)     (42)
Miscellaneous, net......      (16)     (25)     (63)     (35)      35      (12)      11
Income taxes............     (396)    (600)    (764)    (665)    (632)    (622)    (504)
                          -------  -------  -------  -------  -------  -------  -------
Income before cumulative
 effect of a change in
 accounting principle...      558      900    1,146    1,043      943      810      765
Cumulative effect of a
 change in the method of
 accounting for
 postretirement benefits
 other than pensions....      --       --       --       --       --       --      (249)
                          -------  -------  -------  -------  -------  -------  -------
    Net income..........  $   558  $   900  $ 1,146  $ 1,043  $   943  $   810  $   516
                          =======  =======  =======  =======  =======  =======  =======
  Percent of revenue
   after cumulative
   effect of a change in
   accounting principle.     3.4%     5.5%     5.1%     5.0%     4.8%     4.6%     3.1%
                          =======  =======  =======  =======  =======  =======  =======
Per share amounts:
  Income before
   cumulative effect of
   a change in
   accounting principle.  $  0.98  $  1.58  $  2.01  $  1.83  $  1.63  $  1.40  $  1.29
                          =======  =======  =======  =======  =======  =======  =======
  Cumulative effect of a
   change in the method
   of accounting for
   postretirement
   benefits other than
   pensions.............      --       --       --       --       --       --     (0.42)
                          -------  -------  -------  -------  -------  -------  -------
    Net income per
     share..............  $  0.98  $  1.58  $  2.01  $  1.83  $  1.63  $  1.40  $  0.87
                          =======  =======  =======  =======  =======  =======  =======
    Dividends per share.  $  0.35  $  0.33  $  0.68  $  0.64  $  0.55  $  0.50  $  0.50
                          =======  =======  =======  =======  =======  =======  =======

                          (UNAUDITED)
                          NINE MONTHS
                             ENDED
                         SEPTEMBER 30,           YEARS ENDED DECEMBER 31,
                         -------------     -------------------------------------
                             1997           1996    1995    1994    1993   1992
                         -------------     ------- ------- ------- ------ ------
                         (IN MILLIONS)           (IN MILLIONS)
SELECTED BALANCE SHEET
 DATA
Working capital.........    $ 1,458        $ 1,097 $   261 $   120 $    4 $   62
                            =======        ======= ======= ======= ====== ======
Long-term debt..........    $ 2,885        $ 2,573 $ 1,729 $ 1,127 $  852 $  862
                            =======        ======= ======= ======= ====== ======
Total assets............    $16,783        $14,954 $12,645 $11,182 $9,574 $9,038
                            =======        ======= ======= ======= ====== ======

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Company as of September 30, 1997. Except as noted below, since September 30, 1997, there has been no material change in the consolidated capitalization and indebtedness of the Company.

                                                                      ACTUAL
                                                                    ----------
                                                                       (IN
                                                                    MILLIONS)
LONG-TERM DEBT
8 3/8% Debentures, due April 2020.................................. $  700,000
Commercial Paper...................................................  1,423,608
5.50% Eurobond notes, due January 1999.............................    200,979
Industrial development bonds, Philadelphia Airport facilities, due
 December 2015.....................................................    100,000
Capital lease obligations, due 2007-2009...........................    500,871
3.25% 200 million Swiss Franc notes, due October 1999..............    166,000
6.875% 100 million Pound Sterling notes, due February 2000.........    165,503
6.625% EuroNotes, due April 2001...................................    200,000
6.25% EuroNotes, due July 2000.....................................    298,537
Installment notes, mortgages and bonds.............................     63,413
                                                                    ----------
  Less current maturities..........................................     33,563
  Less commercial paper to be repaid...............................    900,000
                                                                    ----------
    Total Long-Term Debt...........................................  2,885,348
                                                                    ----------

SHAREOWNERS' EQUITY
Preferred Stock, no par value,
 authorized 200,000,000 shares, none issued........................        --
Common Stock, par value $.10 per share,
 authorized 900,000,000 shares, outstanding 570,000,000............     57,000
Additional paid-in capital.........................................     95,420
Retained earnings..................................................  6,091,765
Cumulative foreign currency adjustments............................    (61,651)
                                                                    ----------
    Total Shareowners' Equity......................................  6,182,534
                                                                    ----------
    Total Long-term Debt and Shareowners' Equity................... $9,067,882
                                                                    ==========

  In July 1997, the Company's European Medium-Term Note Program was amended to increase the borrowing capacity from $500 million to $1 billion. Currently, $500 million is outstanding under this Program.

  During the second quarter, the Company increased its commercial paper borrowing limits from $1.5 billion to $2.0 billion. As of September 30, 1997, the Company had a $1.424 billion commercial paper balance outstanding. Since the Company does not have the intent to refinance the full commercial paper balance outstanding at September 30, 1997, $900 million has been reclassified as a short-term liability. At September 30, 1997, the Company had bank revolving credit facilities available of $4.5 billion. These facilities were reduced to $2.5 billion on October 30, 1997.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The purpose of the Exchange Offer is to take advantage of currently available interest rates by exchanging a portion of the Company's long-term debt portfolio upon terms which the Company believes are more beneficial to it. The Company intends to accomplish this objective by extending the overall maturity of a portion of its long-term debt portfolio.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Offering Circular and the accompanying Letter of Transmittal, the Company is making the Exchange Offer, pursuant to which it is offering to exchange $1,000 principal amount of the Company's New 2030 Debentures for each $1,000 principal amount of the Company's Old 2020 Debentures.

  The New 2030 Debentures will have the same interest rate as the Old 2020 Debentures until April 1, 2020, and, thereafter, the interest rate will be calculated as provided herein. For the Old 2020 Debentures, a Reference Price of the Old 2020 Debentures will be determined using a specified fixed spread pricing formula. Such Reference Price of the Old 2020 Debentures will be based on the Reference Yield of the Old 2020 Debentures to the maturity date of the Old 2020 Debentures equal to (i) the Benchmark Treasury Yield plus (ii) the 2020 Fixed Spread. For the New 2030 Debentures, an Extension Coupon will be determined for the period April 1, 2020 to the maturity date, April 1, 2030. The Extension Coupon (expressed as a percentage with two decimal places) will be such that the Reference Price of the New 2030 Debentures will be at least $10.00 or greater than the Reference Price of the Old 2020 Debentures per $1,000 principal amount of the Old 2020 Debentures. Such Reference Price of the New 2030 Debentures will be based on the Reference Yield of the New 2030 Debentures to the maturity date of the New 2030 Debentures equal to (i) the Benchmark Treasury Yield plus (ii) the 2030 Fixed Spread. For each $1,000 principal amount of Old 2020 Debentures exchanged in the Exchange Offer, an exchanging Holder will receive $1,000 principal amount of New 2030 Debentures. The Extension Coupon and Reference Prices will be determined based on the Benchmark Treasury Yield as of 2:00 p.m., New York City time, on the Price Determination Date.

  SUMMARY OF TERMS: The following is a summary of certain defined terms used in describing the Exchange Offer.

  BENCHMARK TREASURY SECURITY: means the 6 3/8% U.S. Treasury Note due August 15, 2027.

  BENCHMARK TREASURY YIELD: means, on the Price Determination Date, the yield on the Benchmark Treasury Security (expressed as a percentage with two decimal points).

  EXPIRATION DATE: means 5:00 p.m., New York City time, on Thursday, January 22, 1998, unless the Exchange Offer is extended.

  EXCHANGE DATE: means the date five business days following the Expiration Date on which New 2030 Debentures will be delivered pursuant to the Exchange Offer. The Exchange Date is Thursday, January 29, 1998, unless the Expiration Date is extended.

  EXTENSION COUPON: means, for the New 2030 Debentures, the per annum interest rate (expressed as a percentage with two decimal places) paid on such New 2030 Debentures from the period April 1, 2020 to the maturity date, April 1, 2030. The Extension Coupon will be set such that for any Benchmark Treasury Yield, on the Price Determination Date, the differential in reference prices between the New 2030 Debentures and the Old 2020 Debentures will be at least $10.00 or greater per $1,000 principal amount of the Old 2020 Debentures.

  PRICE DETERMINATION DATE: means 2:00 p.m., New York City time, on the second business day prior to the Expiration Date.

  REFERENCE PRICE OF THE OLD 2020 DEBENTURES: means the price per $1,000 principal amount of the Old 2020 Debentures, determined in accordance with standard market practice as described in Schedule A. Such price will be based on the Reference Yield of the Old 2020 Debentures to the maturity date of April 1, 2020.

  REFERENCE YIELD OF THE OLD 2020 DEBENTURES: means, on the Price
Determination Date, the sum of the Benchmark Treasury Yield and the 2020 Fixed Spread.

  REFERENCE PRICE OF THE NEW 2030 DEBENTURES: means the price per $1,000 principal amount of the New 2030 Debentures, determined in accordance with standard market practice as described in Schedule C. Such price will be based on the Reference Yield of the New 2030 Debentures to the maturity date of April 1, 2020 and on the Extension Coupon.

  REFERENCE YIELD OF THE NEW 2030 DEBENTURES: means, at the Price
Determination Date, the sum of the Benchmark Treasury Yield and the 2030 Fixed Spread.

  2020 FIXED SPREAD: means 0.52% (fifty-two basis points).

  2030 FIXED SPREAD: means 0.60% (sixty basis points).

   ILLUSTRATIVE EXAMPLE AND FORMULAS. The following is a table that applies
(i) the formulas to be used to determine the reference prices for the Old 2020 Debentures and New 2030 Debentures and (ii) the applicable fixed spread pursuant to which a reference price for the Old 2020 and New 2030 Debentures will be determined for any given Benchmark Treasury Yield and Extension Coupon assuming an Exchange Date of January 29, 1998 (which will be the Exchange Date unless the Exchange Offer is extended). Set forth in Schedule A and Schedule C hereto is the methodology used to determine the reference prices in the following table. Schedule B and Schedule D provide illustrative examples of the calculation of such reference prices.

  The following table sets forth the (i) Reference Yield of the Old 2020 Debentures, (ii) Reference Price of the Old 2020 Debentures, (iii) Reference Yield of the New 2030 Debentures, (iv) Extension Coupon, (v) Reference Price of the New 2030 Debentures and (vi) the price differential between the Reference Price of the New 2030 Debentures and the Reference Price of the Old 2020 Debentures (the "Price Differential") if the Benchmark Treasury Yield on the Price Determination Date is between 5.50% and 6.50%.

            REFERENCE    REFERENCE    REFERENCE              REFERENCE
BENCHMARK  YIELD OF THE PRICE OF THE YIELD OF THE           PRICE OF THE
TREASURY     OLD 2020     OLD 2020     NEW 2030   EXTENSION   NEW 2030      PRICE
  YIELD     DEBENTURES   DEBENTURES   DEBENTURES   COUPON    DEBENTURES  DIFFERENTIAL
---------  ------------ ------------ ------------ --------- ------------ ------------
  5.50%       6.02%      $1,286.04      6.10%       7.21%    $1,296.08      $10.05
  5.51%       6.03%      $1,284.57      6.11%       7.22%    $1,294.58      $10.01
  5.52%       6.04%      $1,283.11      6.12%       7.24%    $1,293.28      $10.17
  5.53%       6.05%      $1,281.65      6.13%       7.25%    $1,291.78      $10.13
  5.54%       6.06%      $1,280.20      6.14%       7.26%    $1,290.29      $10.09
  5.55%       6.07%      $1,278.74      6.15%       7.27%    $1,288.80      $10.06
  5.56%       6.08%      $1,277.29      6.16%       7.28%    $1,287.31      $10.02
  5.57%       6.09%      $1,275.84      6.17%       7.30%    $1,286.02      $10.17
  5.58%       6.10%      $1,274.40      6.18%       7.31%    $1,284.53      $10.14
  5.59%       6.11%      $1,272.95      6.19%       7.32%    $1,283.05      $10.10
  5.60%       6.12%      $1,271.51      6.20%       7.33%    $1,281.57      $10.06
  5.61%       6.13%      $1,270.07      6.21%       7.34%    $1,280.10      $10.02
  5.62%       6.14%      $1,268.64      6.22%       7.36%    $1,278.81      $10.18
  5.63%       6.15%      $1,267.20      6.23%       7.37%    $1,277.34      $10.14
  5.64%       6.16%      $1,265.77      6.24%       7.38%    $1,275.87      $10.10
  5.65%       6.17%      $1,264.34      6.25%       7.39%    $1,274.40      $10.07
  5.66%       6.18%      $1,262.91      6.26%       7.40%    $1,272.94      $10.03
  5.67%       6.19%      $1,261.49      6.27%       7.42%    $1,271.66      $10.18
  5.68%       6.20%      $1,260.06      6.28%       7.43%    $1,270.20      $10.14
  5.69%       6.21%      $1,258.64      6.29%       7.44%    $1,268.75      $10.10
  5.70%       6.22%      $1,257.23      6.30%       7.45%    $1,267.29      $10.07
  5.71%       6.23%      $1,255.81      6.31%       7.46%    $1,265.84      $10.03
  5.72%       6.24%      $1,254.40      6.32%       7.48%    $1,264.57      $10.18
  5.73%       6.25%      $1,252.99      6.33%       7.49%    $1,263.13      $10.14
  5.74%       6.26%      $1,251.58      6.34%       7.50%    $1,261.68      $10.10
  5.75%       6.27%      $1,250.17      6.35%       7.51%    $1,260.24      $10.07
  5.76%       6.28%      $1,248.77      6.36%       7.52%    $1,258.80      $10.03
  5.77%       6.29%      $1,247.37      6.37%       7.54%    $1,257.54      $10.18
  5.78%       6.30%      $1,245.97      6.38%       7.55%    $1,256.11      $10.14
  5.79%       6.31%      $1,244.57      6.39%       7.56%    $1,254.67      $10.10
  5.80%       6.32%      $1,243.18      6.40%       7.57%    $1,253.24      $10.06

            REFERENCE    REFERENCE    REFERENCE              REFERENCE
BENCHMARK  YIELD OF THE PRICE OF THE YIELD OF THE           PRICE OF THE
TREASURY     OLD 2020     OLD 2020     NEW 2030   EXTENSION   NEW 2030      PRICE
  YIELD     DEBENTURES   DEBENTURES   DEBENTURES   COUPON    DEBENTURES  DIFFERENTIAL
---------  ------------ ------------ ------------ --------- ------------ ------------
  5.81%       6.33%      $1,241.78      6.41%       7.58%    $1,251.81      $10.03
  5.82%       6.34%      $1,240.39      6.42%       7.60%    $1,250.56      $10.17
  5.83%       6.35%      $1,239.01      6.43%       7.61%    $1,249.14      $10.13
  5.84%       6.36%      $1,237.62      6.44%       7.62%    $1,247.72      $10.10
  5.85%       6.37%      $1,236.24      6.45%       7.63%    $1,246.30      $10.06
  5.86%       6.38%      $1,234.86      6.46%       7.64%    $1,244.88      $10.02
  5.87%       6.39%      $1,233.48      6.47%       7.66%    $1,243.64      $10.16
  5.88%       6.40%      $1,232.10      6.48%       7.67%    $1,242.23      $10.13
  5.89%       6.41%      $1,230.73      6.49%       7.68%    $1,240.82      $10.09
  5.90%       6.42%      $1,229.36      6.50%       7.69%    $1,239.41      $10.05
  5.91%       6.43%      $1,227.99      6.51%       7.70%    $1,238.00      $10.02
  5.92%       6.44%      $1,226.62      6.52%       7.72%    $1,236.78      $10.16
  5.93%       6.45%      $1,225.25      6.53%       7.73%    $1,235.37      $10.12
  5.94%       6.46%      $1,223.89      6.54%       7.74%    $1,233.98      $10.08
  5.95%       6.47%      $1,222.53      6.55%       7.75%    $1,232.58      $10.05
  5.96%       6.48%      $1,221.17      6.56%       7.76%    $1,231.18      $10.01
  5.97%       6.49%      $1,219.82      6.57%       7.78%    $1,229.96      $10.15
  5.98%       6.50%      $1,218.46      6.58%       7.79%    $1,228.57      $10.11
  5.99%       6.51%      $1,217.11      6.59%       7.80%    $1,227.19      $10.07
  6.00%       6.52%      $1,215.76      6.60%       7.81%    $1,225.80      $10.04
  6.01%       6.53%      $1,214.42      6.61%       7.82%    $1,224.42      $10.00
  6.02%       6.54%      $1,213.07      6.62%       7.84%    $1,223.21      $10.14
  6.03%       6.55%      $1,211.73      6.63%       7.85%    $1,221.83      $10.10
  6.04%       6.56%      $1,210.39      6.64%       7.86%    $1,220.45      $10.06
  6.05%       6.57%      $1,209.05      6.65%       7.87%    $1,219.08      $10.03
  6.06%       6.58%      $1,207.72      6.66%       7.89%    $1,217.87      $10.16
  6.07%       6.59%      $1,206.38      6.67%       7.90%    $1,216.50      $10.12
  6.08%       6.60%      $1,205.05      6.68%       7.91%    $1,215.14      $10.09
  6.09%       6.61%      $1,203.72      6.69%       7.92%    $1,213.77      $10.05
  6.10%       6.62%      $1,202.39      6.70%       7.93%    $1,212.41      $10.01
  6.11%       6.63%      $1,201.07      6.71%       7.95%    $1,211.21      $10.14
  6.12%       6.64%      $1,199.75      6.72%       7.96%    $1,209.85      $10.11
  6.13%       6.65%      $1,198.43      6.73%       7.97%    $1,208.50      $10.07
  6.14%       6.66%      $1,197.11      6.74%       7.98%    $1,207.14      $10.04
  6.15%       6.67%      $1,195.79      6.75%       7.99%    $1,205.79      $10.00
  6.16%       6.68%      $1,194.48      6.76%       8.01%    $1,204.60      $10.13
  6.17%       6.69%      $1,193.16      6.77%       8.02%    $1,203.26      $10.09
  6.18%       6.70%      $1,191.85      6.78%       8.03%    $1,201.91      $10.06
  6.19%       6.71%      $1,190.55      6.79%       8.04%    $1,200.57      $10.02
  6.20%       6.72%      $1,189.24      6.80%       8.06%    $1,199.39      $10.15
  6.21%       6.73%      $1,187.94      6.81%       8.07%    $1,198.05      $10.11
  6.22%       6.74%      $1,186.64      6.82%       8.08%    $1,196.71      $10.07
  6.23%       6.75%      $1,185.34      6.83%       8.09%    $1,195.38      $10.04
  6.24%       6.76%      $1,184.04      6.84%       8.11%    $1,194.20      $10.16
  6.25%       6.77%      $1,182.75      6.85%       8.12%    $1,192.87      $10.13
  6.26%       6.78%      $1,181.45      6.86%       8.13%    $1,191.54      $10.09
  6.27%       6.79%      $1,180.16      6.87%       8.14%    $1,190.22      $10.05
  6.28%       6.80%      $1,178.87      6.88%       8.15%    $1,188.89      $10.02
  6.29%       6.81%      $1,177.59      6.89%       8.17%    $1,187.73      $10.14
  6.30%       6.82%      $1,176.30      6.90%       8.18%    $1,186.41      $10.11
  6.31%       6.83%      $1,175.02      6.91%       8.19%    $1,185.09      $10.07
  6.32%       6.84%      $1,173.74      6.92%       8.20%    $1,183.77      $10.03
  6.33%       6.85%      $1,172.46      6.93%       8.21%    $1,182.46      $10.00
  6.34%       6.86%      $1,171.19      6.94%       8.23%    $1,181.31      $10.12
  6.35%       6.87%      $1,169.91      6.95%       8.24%    $1,180.00      $10.08
  6.36%       6.88%      $1,168.64      6.96%       8.25%    $1,178.69      $10.05
  6.37%       6.89%      $1,167.37      6.97%       8.26%    $1,177.38      $10.01
  6.38%       6.90%      $1,166.10      6.98%       8.28%    $1,176.24      $10.13
  6.39%       6.91%      $1,164.84      6.99%       8.29%    $1,174.93      $10.10
  6.40%       6.92%      $1,163.57      7.00%       8.30%    $1,173.63      $10.06
  6.41%       6.93%      $1,162.31      7.01%       8.31%    $1,172.34      $10.02
  6.42%       6.94%      $1,161.05      7.02%       8.33%    $1,171.20      $10.14
  6.43%       6.95%      $1,159.80      7.03%       8.34%    $1,169.90      $10.11
  6.44%       6.96%      $1,158.54      7.04%       8.35%    $1,168.61      $10.07
  6.45%       6.97%      $1,157.29      7.05%       8.36%    $1,167.32      $10.03
  6.46%       6.98%      $1,156.04      7.06%       8.37%    $1,166.04      $10.00
  6.47%       6.99%      $1,154.79      7.07%       8.39%    $1,164.90      $10.12
  6.48%       6.00%      $1,153.54      7.08%       8.40%    $1,163.62      $10.08
  6.49%       7.01%      $1,152.30      7.09%       8.41%    $1,162.34      $10.04
  6.50%       7.02%      $1,151.05      7.10%       8.42%    $1,161.06      $10.01

CALCULATIONS; INFORMATION

  The Reference Price of the Old 2020 Debentures will be determined in the manner described in Schedule A by calculating, per $1,000 principal amount of such Old 2020 Debentures, the present value, using the Reference Yield of the Old 2020 Debentures, of (i) the principal amount payable on the maturity date of the Old 2020 Debentures plus (ii) all remaining payments of interest up to and including the maturity date of the Old 2020 Debentures. The Reference Price of the Old 2020 Debentures will be rounded to the nearest cent per $1,000 principal amount of Old 2020 Debentures. The methodology to be used in calculating the Reference Price of the Old 2020 Debentures is set forth in Schedule A hereto. An example of the application of such methodology is provided for the Old 2020 Debentures in Schedule B hereto. The Reference Yield of the Old 2020 Debentures will be determined by calculating the sum of the Benchmark Treasury Yield and the 2020 Fixed Spread. The price calculation will be made using the Benchmark Treasury Yield as of the Price Determination Date. The Price Determination Date will be the settlement date for the calculation of the Reference Price of the Old 2020 Debentures.

  For the New 2030 Debentures, a per annum interest rate, i.e., the Extension Coupon, will be determined for the period from April 1, 2020 to the maturity date of the New 2030 Debentures, April 1, 2030. The Extension Coupon, expressed as a percentage with two decimal places, will be such that the Reference Price of the New 2030 Debentures will be at least $10.00 or greater than the Reference Price of the Old 2020 Debentures per $1,000 principal amount of the Old 2020 Debentures. The Reference Price of the New 2030 Debentures will be determined in the manner described in Schedule C hereto by calculating, per $1,000 principal amount of New 2030 Debentures, the present value, using the Reference Yield of the New 2030 Debentures, of (i) the principal amount payable on the maturity date of the New 2030 Debentures plus
(ii) all remaining payments of interest up to and including the maturity date of the New 2030 Debentures. The Reference Price of the New 2030 Debentures will be rounded to the nearest cent per $1,000 principal amount of New 2030 Debentures. The methodology to be used in calculating the Reference Price of the New 2030 Debentures is set forth in Schedule C hereto. An example of the application of such methodology is provided for the New 2030 Debentures in Schedule D hereto. The Reference Yield of the New 2030 Debentures will be determined by calculating the sum of the Benchmark Treasury Yield and the 2030 Fixed Spread. The price calculation will be made using the Benchmark Treasury Yield as of the Price Determination Date. The Price Determination Date will be the settlement date for the calculation of the Reference Price of the New 2030 Debentures.

  The Benchmark Treasury Yield will be calculated by the Financial Advisor in accordance with standard market practice based on the bid side price for such Benchmark Treasury Security as of the Price Determination Date, as such bid side price is displayed on the Cantor Fitzgerald Quotation Service for U.S. Government Securities (the "Cantor Fitzgerald Quotation Service") on Telerate page 500. If any relevant price is not available on a timely basis on the Cantor Fitzgerald Quotation Service or is manifestly erroneous, the relevant price information may be obtained from such other quotation service as the Company and the Financial Advisor shall select in their reasonable discretion, the identity of which shall be disclosed by the Company and the Financial Advisor to exchanging Holders. Although the Benchmark Treasury Yield will be determined based solely on the sources described above, information regarding the price of the Benchmark Treasury Security also may be found in The Wall Street Journal.

  As soon as practicable after the Price Determination Date, but in any event before 9:00 a.m., New York City time, on the following business day, the Company will publicly announce by press release to the Dow Jones News Service: the Benchmark Treasury Yield, the Reference Yield of the Old 2020 Debentures, the Reference Price of the Old 2020 Debentures, the Reference Yield of the New 2030 Debentures, the Extension Coupon and the Reference Price of the New 2030 Debentures.

  During the term of the Exchange Offer, Holders of the Old 2020 Debentures can obtain current information regarding the Benchmark Treasury Yield, reference yields, reference prices and other information regarding the terms of the Exchange Offer from the Financial Advisor at (212) 469-7081 (call collect). In addition, the Company intends to publish information about the Exchange Offer, including the information described in the preceding paragraph when available, on the MCM "CorporateWatch" Service on Telerate page 41933.

  In the event any dispute arises with respect to any Benchmark Treasury Yield, reference yields, reference prices, the Extension Coupon or any quotation or calculation with respect to the Exchange Offer, the Company's determination shall be conclusive and binding absent manifest error.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

  The Exchange Offer will expire at 5:00 p.m., New York City time, on Thursday, January 22, 1998, unless extended by the Company as provided herein.

  The Company expressly reserves the right, in its sole discretion, subject to applicable law, to (i) extend or terminate the Exchange Offer and not accept for exchange any tendered Old 2020 Debentures if (a) any of the conditions specified in "--Conditions to the Exchange Offer" are not satisfied or waived, or (b) otherwise (ii) waive any condition to the Exchange Offer and accept all Old 2020 Debentures tendered pursuant to the Exchange Offer, (iii) extend the Exchange Offer and retain all the Old 2020 Debentures tendered pursuant to the Exchange Offer until the expiration of the Exchange Offer, subject, however, to the withdrawal rights of Holders as provided in, "--Withdrawal Rights",
(iv) amend the terms of the Exchange Offer and (v) modify the form of the consideration to be paid pursuant to the Exchange Offer.

  Any extension, termination or amendment will be followed as promptly as practicable by a public announcement and notification to the Exchange Agent. In the case of any extension, a public announcement will be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the Exchange Offer. Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by release to the Dow Jones News Service or otherwise as required by law. In the event of any extension of the Exchange Offer, all Old 2020 Debentures tendered pursuant to the Exchange Offer and not subsequently withdrawn, will remain subject to, and Holders will continue to have withdrawal rights until the expiration of, the Exchange Offer.

EFFECT OF TENDER

  A tendering Holder of Old 2020 Debentures that are exchanged in the Exchange Offer will not be obligated to pay transfer taxes or any fees or commissions with respect to the acquisition of their Old 2020 Debentures by the Company pursuant to the Exchange Offer. See "--Transfer Taxes". However, if the beneficial owner tenders through a Custodian, such beneficial owner may be required to pay fees or commissions to such institution.

ABSENCE OF DISSENTERS' RIGHTS

  Holders of Old 2020 Debentures do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Old Indenture, in connection with the Exchange Offer.

ACCEPTANCE OF OLD 2020 DEBENTURES TENDERED FOR EXCHANGE; DELIVERY OF NEW 2030 DEBENTURES

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange Old 2020 Debentures by accepting such Old 2020 Debentures for exchange and in consideration therefor will issue a like principal amount of New 2030 Debentures. New 2030 Debentures will be delivered on the Exchange Date. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving Old 2020 Debentures and delivering New 2030 Debentures to such Holders. In all cases, Old 2020 Debentures will be accepted for exchange pursuant to the Exchange Offer only after timely receipt by the Exchange Agent of certificates representing Old 2020 Debentures (or confirmation of a book-entry transfer), a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof or satisfaction of DTC's ATOP procedures) and any other documents required thereby.

  New 2030 Debentures will be delivered only in book-entry form through DTC and only to the DTC account of the tendering Holder or the tendering Holder's Custodian. Accordingly, a Holder who tenders Old 2020

Debentures must specify on the Letter of Transmittal the DTC participant to which New 2030 Debentures should be delivered and all necessary account information to effect such delivery. Failure to provide such information will render such Holder's tender defective and the Company will have the right, which it may waive, to reject such tender. The Company and the Exchange Agent shall not incur any liability for delivering New 2030 Debentures in accordance with any instructions provided by a tendering Holder.

  The Company will be deemed to have accepted for exchange (and thereby to have purchased) tendered Old 2020 Debentures as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such Old 2020 Debentures for exchange. Old 2020 Debentures accepted for exchange by the Company will be canceled.

  If Old 2020 Debentures in a principal amount in excess of the principal amount indicated as being tendered on the Letter of Transmittal are submitted, an Old 2020 Debenture in principal amount equal to the excess principal amount over the amount indicated as tendered in the Letter of Transmittal will be issued to the tendering Holder, at the Company's expense, in the same form in which such security was tendered, as promptly as practicable following the expiration or termination of the Exchange Offer. If any tendered Old 2020 Debentures are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, such Old 2020 Debentures will be returned, at the Company's expense, to the tendering holder thereof, as promptly as practicable following the expiration or termination of the Exchange Offer.

PROCEDURES FOR TENDERING OLD 2020 DEBENTURES

  Minimum Denominations A Holder may tender less than all Old 2020 Debentures held by such Holder. However, Old 2020 Debentures may be tendered only in denominations of $1,000 or an integral multiple thereof.

  Tender of Old 2020 Debentures Held in Physical Form. To tender Old 2020 Debentures held in physical form, a Holder must (i) complete (including the required information regarding delivery of New 2030 Debentures through DTC) and sign the Letter of Transmittal in accordance with the instructions set forth therein and (ii) deliver the properly completed and executed Letter of Transmittal, together with any other documents required by the Letter of Transmittal, and the Old 2020 Debentures in physical form to the Exchange Agent at the address set forth on page 4 hereof prior to the Expiration Date.

  Tender of Old 2020 Debentures Held Through a Custodian. To tender Old 2020 Debentures held by a Custodian, the beneficial owner of the Old 2020 Debentures must contact the Custodian and direct the Custodian to tender such Old 2020 Debentures in accordance with the procedures set forth herein and in the Letter of Transmittal.

  The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old 2020 Debentures to the Exchange Agent in accordance with DTC's ATOP procedures for such a transfer. DTC will then send an Agent's Message to the Exchange Agent.

  The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of a Book-Entry Confirmation (as defined herein), which states that DTC has received an express acknowledgment from the DTC participant tendering Old 2020 Debentures which are the subject of such Book-Entry Confirmation, that such DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such DTC participant. In the case of an Agent's Message relating to a guaranteed delivery, the term means a message transmitted by DTC and received by the Exchange Agent, which states that DTC has received an express acknowledgment from the DTC participant tendering Old 2020 Debentures that such DTC participant has received and agrees to be bound by the Notice of Guaranteed Delivery (as described below). Holders desiring to tender Old 2020 Debentures on the Expiration Date should note that such Holders must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on that date.

  If the Custodian holds such Old 2020 Debentures in physical form, the Custodian must follow the procedure set forth above under "--Procedures for Tendering Old 2020 Debentures--Tender of Old 2020 Debentures Held In Physical Form".

  If the Custodian holds such Old 2020 Debentures in book-entry form through DTC (the "Book-Entry Transfer Facility"), to tender such Old 2020 Debentures the Custodian must (i) effect a book-entry transfer (a "Book-Entry Confirmation") of all Old 2020 Debentures to be tendered to the Exchange Agent's account at such Book-Entry Transfer Facility prior to the Expiration Date or (ii) complete (including the required information regarding delivery of New 2030 Debentures through DTC) and sign the Letter of Transmittal in accordance with the instructions set forth therein and deliver the properly completed and executed Letter of Transmittal, together with any other documents required by the Letter of Transmittal, to the Exchange Agent at the address set forth on page 4 hereof prior to the Expiration Date.

  Book-Entry Delivery Procedures. The Exchange Agent will establish promptly an account with respect to the Old 2020 Debentures at the Book-Entry Transfer Facility for purposes of the Exchange Offer. Any financial institution that is a participant in the Book-Entry Transfer Facility may make a book-entry delivery of Old 2020 Debentures by causing the Book-Entry Transfer Facility to transfer Old 2020 Debentures to the Exchange Agent's account. DELIVERY OF A LETTER OF TRANSMITTAL TO A BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

  Any Holder whose Old 2020 Debentures have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with The Chase Manhattan Bank, as Trustee for the Old 2020 Debentures. Holders may contact the Information Agent for assistance with such matters.

  IN ORDER FOR A TENDERING HOLDER TO BE ASSURED OF PARTICIPATING IN AN EXCHANGE OFFER, SUCH HOLDER MUST TENDER OLD 2020 DEBENTURES IN ACCORDANCE WITH THE PROCEDURES SET FORTH HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE. THE METHOD OF DELIVERY OF OLD 2020 DEBENTURES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED AND ENOUGH TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  LETTERS OF TRANSMITTAL AND OLD 2020 DEBENTURES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR OLD 2020 DEBENTURES TO THE COMPANY, THE TRUSTEE, THE INFORMATION AGENT OR THE FINANCIAL ADVISOR.

GUARANTEED DELIVERY PROCEDURES

  If a Holder of Old 2020 Debentures wishes to tender such Old 2020 Debentures and time will not permit such Holder's Old 2020 Debentures or other required documents to reach the Exchange Agent prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution (as such term is defined in the Letter of Transmittal), (ii) on or prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old 2020 Debentures and the amount of Old 2020 Debentures tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old 2020 Debentures, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old 2020 Debentures, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, and any other documents required by the Letter of Transmittal are deposited by the Eligible Institution within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

PROPER EXECUTION AND DELIVERY OF LETTER OF TRANSMITTAL

  In general, all signatures on a Letter of Transmittal or a notice of withdrawal must be guaranteed by an Eligible Institution; however, such signatures need not be guaranteed if (a) the Letter of Transmittal is signed by the Holder of the Old 2020 Debenture tendered thereby or by a participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the Holder of the Old 2020 Debenture tendered thereby and such Holder has not completed the portion entitled "Special Delivery Instructions" on the Letter of Transmittal, or (b) such Old 2020 Debenture tendered is for the account of an Eligible Institution.

  If the Letter of Transmittal is signed by the Holder of the Old 2020 Debenture tendered thereby or a participant in a Book-Entry Transfer Facility whose name appears on a security position listing with respect to the Old 2020 Debenture tendered thereby, the signature must correspond with the name as written on the face of the Old 2020 Debenture or on the security position listing, respectively, without any change whatsoever. If any of the Old 2020 Debentures tendered thereby are held by two or more holders, all such Holders must sign the Letter of Transmittal. If any of the Old 2020 Debentures tendered thereby are registered in different names on different Old 2020 Debentures, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

  If the Letter of Transmittal is signed by a person other than the Holder of the Old 2020 Debenture tendered thereby or a participant in a Book-Entry Transfer Facility whose name appears on a security position listing with respect to the Old 2020 Debenture tendered thereby, the Old 2020 Debenture must be endorsed or accompanied by appropriate instruments of transfer, in either case, signed exactly as the name of the Holder appears on the face of the Old 2020 Debenture or on the security position listing with respect thereto. If the Letter of Transmittal or any Old 2020 Debenture, proxy or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Exchange Agent of the authority of such person so to act must be submitted.

  New 2030 Debentures will be delivered only in book-entry form through DTC and only to the DTC account of the Holder or the Holder's Custodian. If Old 2020 Debentures not tendered or not exchanged are to be delivered to a person other than the Holder of the Old 2020 Debentures tendered, or to an address other than that of the Holder of the Old 2020 Debentures tendered, such Holder should indicate in the portion of the Letter of Transmittal entitled "Special Delivery Instructions" the person and/or address to which such Old 2020 Debentures are to be delivered. If Old 2020 Debentures not tendered or not exchanged are to be issued to a person other than the Holder of the Old 2020 Debentures tendered, the employer identification or social security number of the person to whom issuance is to be made must be indicated on the Letter of Transmittal. If Old 2020 Debentures not tendered or not exchanged are to be issued to a person other than the Holder of the Old 2020 Debentures tendered, the Old 2020 Debentures must be endorsed or accompanied by appropriate instruments of transfer, signed exactly as the name of the Holder appears on the face of the Old 2020 Debentures or the security position listing with respect thereto, with the signature on the certificates or instruments of transfer guaranteed by an Eligible Institution. If no such instructions are given, any Old 2020 Debentures not tendered or exchanged will be delivered to the Holder of the Old 2020 Debentures tendered.

  Because New 2030 Debentures will be delivered only in book-entry form through DTC, a Holder who tenders Old 2020 Debentures must specify on the Letter of Transmittal the DTC participant to which New 2030 Debentures should be delivered and all necessary account information to effect such delivery. Such DTC participant must be either the Holder or a Custodian for the Holder. Failure to provide such information will render such Holder's tender defective and the Company will have the right, which it may waive, to reject such tender. Holders who anticipate tendering other than through DTC are urged to contact promptly a Custodian (that has the capability to hold securities through DTC) to arrange for receipt of any New 2030 Debenture to be delivered pursuant to the Exchange Offer and to obtain the information necessary to complete the account information table in the Letter of Transmittal.

  No alternative, conditional, irregular or contingent tenders will be accepted. By executing the Letter of Transmittal, the Holder of Old 2020 Debentures waives any right to receive any notice of the acceptance for exchange of such Holder's Old 2020 Debentures, except as otherwise provided herein.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old 2020 Debentures will be determined by the Company, whose determination shall be conclusive and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may be, in the opinion of counsel for the Company, unlawful. The Company also reserves the absolute right to waive any condition of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" and any irregularities or conditions of tender as to particular Old 2020 Debentures. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letters of Transmittal) shall be conclusive and binding.

  Unless waived, any irregularities in connection with tenders must be cured within such time as the Company may determine. The Company, the Exchange Agent and the Information Agent shall not be under any duty to give notification of defects in such tenders and shall not incur liability for any failure to give such notification. Tenders of Old 2020 Debentures will not be deemed to have been made until such irregularities have been cured or waived. Any Old 2020 Debentures received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the Holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

Notwithstanding any other provisions of the Exchange Offer or any extension of the Exchange Offer, the Company will not be required to issue New 2030 Debentures and may terminate the Exchange Offer by oral or written notice to the Exchange Agent, or, at its option, modify or otherwise amend the Exchange Offer with respect to such Old 2020 Debentures, if any of the following conditions has not been satisfied, on or prior to the Expiration Date:

    (a) there shall not have been any action taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offer or the exchange of Old 2020 Debentures pursuant to the Exchange Offer (the "Exchange"), by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which (i) challenges the making of the Exchange Offer or the Exchange, or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of the Exchange Offer or the Exchange, or might otherwise adversely affect in any material manner the Exchange Offer or the Exchange or (ii) in the sole judgment of the Company, could materially adversely affect the business, condition, (financial or otherwise), income, operations, properties, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, or materially impair the contemplated benefits of the Exchange Offer or the Exchange to the Company or might be material to Holders of Old 2020 Debentures in deciding whether to accept such Exchange Offer;

    (b) there shall not have occurred or be likely to occur any event affecting the business or financial affairs of the Company that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer or the Exchange or that will, or is reasonably likely to, materially impair the contemplated benefits of the Exchange Offer or the Exchange to the Company or might be material to Holders of Old 2020 Debentures in deciding whether to accept such Exchange Offer;

    (c) there shall not have occurred (i) any general suspension of or limitation on trading in securities on the NYSE or in the over-the-counter market (whether or not mandatory), (ii) any material adverse change in the price of the Old 2020 Debentures, (iii) a material impairment in the general trading market for debt securities, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) a commencement or escalation of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States,
  (vi) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, or (vii) any material adverse change in United States securities or financial markets generally, or in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; and

    (d) the Old Trustee or the New Trustee shall not have objected in any respect to, or taken any action that could in the sole judgment of the Company adversely affect the consummation of, the Exchange Offer or the Exchange nor shall the Old Trustee or the New Trustee have taken any action that challenges the validity or effectiveness of the procedures used by the Company or in making the Exchange Offer or the Exchange.

  If any of the foregoing conditions are not satisfied, the Company may (i) terminate the Exchange Offer and return such Old 2020 Debentures to the Holders who tendered them, (ii) extend the Exchange Offer and retain all tendered Old 2020 Debentures until the expiration of the Exchange Offer, as extended, subject, however, to the withdrawal rights of Holders, see "-- Withdrawal Rights" and "--Expiration Date; Extensions; Termination; Amendments", or (iii) waive any of the conditions with respect to such Exchange Offer and accept all Old 2020 Debentures tendered therein.

  The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, in its sole discretion. Any determination made by the Company concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

WITHDRAWAL RIGHTS

  Tendered Old 2020 Debentures may be withdrawn by the Holder prior to the Expiration Date.

  A Holder of Old 2020 Debentures who tendered Old 2020 Debentures in physical form may withdraw the Old 2020 Debentures tendered by providing a written notice of withdrawal (or facsimile thereof) to the Exchange Agent, at its address set forth on page 4 hereof, prior to the Expiration Date, which notice must contain: (i) the name of the person who tendered the Old 2020 Debentures;
(ii) a description of the Old 2020 Debentures to be withdrawn; (iii) the certificate number or numbers shown on the particular certificate or certificates evidencing such Old 2020 Debentures; (iv) the aggregate principal amount represented by such Old 2020 Debentures; (v) the signature of the Holder of such Old 2020 Debentures executed in the same manner as the original signature on the Letter of Transmittal (including a signature guarantee, if such original signature was guaranteed); and (vi) if such Old 2020 Debentures are owned by a new beneficial owner, evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old 2020 Debentures.

  If a beneficial owner of Old 2020 Debentures tendered through a Custodian wishes to withdraw the Old 2020 Debentures tendered, such beneficial owner must contact the Custodian and direct the Custodian to withdraw such Old 2020 Debentures in accordance with the following procedures. In order to withdraw such Old 2020 Debentures the Custodian must provide a written notice of withdrawal (or facsimile thereof) to the Exchange Agent, at its address set forth on page 4, prior to the Expiration Date, which notice must contain: (i) the name of the person who tendered the Old 2020 Debentures; (ii) a description of the Old 2020 Debentures to be withdrawn; (iii) the certificate number or numbers shown on the particular certificate or certificates evidencing such Old 2020 Debentures (if Old 2020 Debentures were tendered in physical form); (iv) the aggregate principal amount represented by such Old 2020 Debentures; and (v) if such Old 2020 Debentures are owned by a new beneficial owner, evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old 2020 Debentures. If the Old 2020 Debentures were tendered by book-entry transfer, the Custodian also must debit the Exchange Agent's account at the Book-Entry Transfer Facility through which the tender was made of all Old 2020 Debentures to be withdrawn.

  A PURPORTED NOTICE OF WITHDRAWAL WHICH LACKS ANY OF THE REQUIRED INFORMATION WILL NOT BE AN EFFECTIVE WITHDRAWAL OF A TENDER PREVIOUSLY MADE. TENDERS MAY NOT BE WITHDRAWN AFTER THE EXPIRATION DATE.

  Holders who have tendered in the Exchange Offer will continue to have withdrawal rights following any extension of the Expiration Date. Any permitted withdrawals of tenders of Old 2020 Debentures may not be rescinded, and any Old 2020 Debentures so withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer and the Holder thereof will be deemed to have rejected the Exchange Offer. However, withdrawn Old 2020 Debentures may be re-tendered prior to the Expiration Date by following the procedures for tendering described above.

  All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by the Company, whose determination will be conclusive and binding. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

FUTURE OFFERS

  The Company reserves the right, in its sole discretion, to purchase or make offers for any Old 2020 Debentures that remain outstanding subsequent to the completion of the Exchange Offer. The terms of any such purchase or offer could differ from the terms of the Exchange Offer.

TRANSFER TAXES

  The Company will pay all transfer taxes, if any, applicable to the transfer and sale of Old 2020 Debentures pursuant to the Exchange Offer. If, however, substitute Old 2020 Debentures for amounts not tendered or not exchanged are to be delivered to, or are to be registered in the name of, any person other than the Holder of Old 2020 Debentures tendered, or if tendered Old 2020 Debentures are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer or sale of Old 2020 Debentures to the Company pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the Holder or any other persons) shall be payable by the Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the appropriate Letter of Transmittal, the amount of such transfer taxes will be billed directly to such Holder and/or withheld from any payments due with respect to the Old 2020 Debentures tendered by such Holder.

FINANCIAL ADVISOR

  The Company has engaged Deutsche Morgan Grenfell Inc. to act as Financial Advisor in connection with the Exchange Offer. Any Holder who has questions concerning the terms of the Exchange Offer or who would like current information regarding the Benchmark Treasury Yield, the reference yields, the reference prices or the Extension Coupon may contact the Financial Advisor at
(212) 469-7081 (call collect) or at the address set forth on page 4 of this Offering Circular.

  The Company has agreed to pay the Financial Advisor a fee for its services and to reimburse the Financial Advisor for its reasonable out-of-pocket expenses, including reasonable fees and expenses of legal counsel, and the Company has agreed to indemnify the Financial Advisor against certain liabilities, including certain liabilities under the federal securities laws, in connection with the Exchange Offer. In the past, the Financial Advisor has provided other investment banking and financial advisory services to the Company.

EXCHANGE AGENT

  Citibank, N.A. has been appointed Exchange Agent for the Exchange Offer. The Company will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Letters of Transmittal and all correspondence in connection with the Exchange Offer must be sent or delivered to the Exchange Agent at the address set forth on page 4 of this Offering Circular.

INFORMATION AGENT

  D. F. King & Co., Inc. has been appointed Information Agent for the Exchange Offer. The Company will pay the Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  Any questions concerning the tender procedures or requests for assistance or additional copies of this Offering Circular or the Letters of Transmittal may be directed to the Information Agent at the address and telephone number set forth on page 4 of this Offering Circular. Holders of Old 2020 Debentures may also contact the Financial Advisor or their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

                      DESCRIPTION OF NEW 2030 DEBENTURES

  The following summaries of certain provisions of the New 2030 Debentures and the New Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the New 2030 Debentures and the New Indenture, including the definitions therein of certain terms.

GENERAL

  The New 2030 Debentures are to be issued under the New Indenture. The New 2030 Debentures are general unsecured and unsubordinated obligations of the Company, will rank senior in right of payment to any subordinated indebtedness of the Company and rank pari passu with all existing and future unsecured and unsubordinated senior indebtedness of the Company. The New 2030 Debentures will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

  The New 2030 Debentures mature on April 1, 2030 and will bear interest at the rate described herein, payable semi-annually on April 1 and October 1 of each year, commencing April 1, 1998, to the Persons in whose names such New 2030 Debentures are registered at the close of business on the March 15 or the September 15 immediately preceding such interest payment date. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

OPTIONAL REDEMPTION

  The New 2030 Debentures will be redeemable in whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus five basis points, plus in the case of each clause (i) and (ii), accrued interest to the date of redemption.

  "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

  "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the New 2030 Debentures. "Independent Investment Banker" means an independent investment banking institution of international standing appointed by the Company.

  "Comparable Treasury Price" means with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any redemption date, the average as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

  "Reference Treasury Dealer" means a primary U.S. Government securities dealer in The City of New York selected by the Independent Investment Banker after consultation with the Company.

  "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any redemption date, the average as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

  Holders of the New 2030 Debentures to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption.

FORM, EXCHANGE AND TRANSFER

  The New 2030 Debentures will be issuable only in registered form, without coupons and only in denominations of $1,000 and integral multiples thereof.

  Subject to the terms of the New Indenture and the limitations applicable to Global Securities, New 2030 Debentures may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of New 2030 Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the Person making the request. The Company has appointed the Trustee as Security Registrar. (Section 3.05) The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the New 2030 Debentures. (Section 10.02)

  If the New 2030 Debentures are to be redeemed in part, the Company will not be required to (i) issue, register the transfer of or exchange any New 2030 Debenture during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such New 2030 Debenture that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any New 2030 Debenture so selected for redemption, in whole or in part, except the unredeemed portion of any New 2030 Debenture being redeemed in part. (Section 3.05)

GLOBAL SECURITIES

  Some or all of the New 2030 Debentures may be represented, in whole or in part, by one or more Global Securities that have an aggregate principal amount equal to that of the New 2030 Debentures represented thereby. Each Global Security will be registered in the name of a Depositary or a nominee thereof, will be deposited with such Depositary or nominee or a custodian thereof and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the New Indenture.

  Notwithstanding any provision of the New Indenture or any New 2030 Debenture described herein, no Global Security may be exchanged in whole or in part for New 2030 Debentures registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless
(i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the New Indenture,
(ii) there shall have occurred and be continuing an Event of Default with respect to the New 2030 Debentures represented by such Global Security or
(iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 2.04 and 3.05)

  As long as the Depositary, or its nominee, is the Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the New 2030 Debentures represented thereby for all purposes under the New 2030 Debentures and the New Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any New 2030 Debentures represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated New 2030 Debentures in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any New 2030 Debentures represented thereby for any purpose under the New 2030 Debentures or the New Indenture. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

  Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("Participants") and to persons that may hold beneficial interests through Participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of New 2030 Debentures represented by the Global Security to the accounts of its Participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to interests of Persons held by such Participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any Participant's records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

  Payment of interest on a New 2030 Debenture on any Interest Payment Date will be made to the Person in whose name such New 2030 Debenture (or one or more predecessor New 2030 Debentures) is registered at the close of business on the Regular Record Date for such interest. (Section 3.07)

  Principal of and any premium and interest on the New 2030 Debentures will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to New 2030 Debentures. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the New 2030 Debentures. (Section 10.02)

  All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any New 2030 Debenture which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such New 2030 Debenture thereafter may look only to the Company for payment thereof. (Section 10.03)

CERTAIN COVENANTS OF THE COMPANY

  Limitation on Secured Indebtedness. The Company will not create, assume, incur or guarantee, and will not permit any Restricted Subsidiary to create, assume, incur or guarantee, any Secured Indebtedness without making provision whereby all the New 2030 Debentures shall be secured equally and ratably with (or prior to) such Secured Indebtedness (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the New 2030 Debentures) so long as such Secured Indebtedness shall be outstanding unless such Secured Indebtedness, when added to (a) the aggregate amount of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the New 2030 Debentures are secured equally and ratably with (or prior to) such Secured Indebtedness and further not including in this computation any Secured Indebtedness which is concurrently being retired) and (b) the aggregate amount of all Attributable Debt then outstanding pursuant to Sale and Leaseback Transactions entered into by the Company after December 18, 1997, or entered into by a Restricted Subsidiary after December 18, 1997 or, if later, the date on which it became a Restricted Subsidiary (not including in this computation any Attributable Debt which is concurrently being retired), would not exceed 10% of Consolidated Net Tangible Assets. (Section 10.06)

  Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (a) the sum of (i) the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction, (ii) all Attributable Debt then outstanding pursuant to all other Sale and Leaseback Transactions entered into by the Company after December 18, 1997, or entered into by a Restricted Subsidiary after December 18, 1997 or, if later, the date on which it became a Restricted Subsidiary, and (iii) the aggregate of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the New 2030 Debentures are secured equally and ratably with (or prior to) such Secured Indebtedness) would not exceed 10% of Consolidated Net Tangible Assets or (b) an amount equal to the greater of (i) the net proceeds to the Company or the Restricted Subsidiary of the sale of the Principal Property sold and leased back pursuant to such Sale and Leaseback Transaction and (ii) the amount of Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction is applied to the retirement of Funded Debt of the Company or any Restricted Subsidiaries (other than Funded Debt which is subordinate to the New 2030 Debentures or which is owning to the Company or any Restricted Subsidiaries) within 180 days after the consummation of such Sale and Leaseback Transaction. (Section 10.07)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company shall not consolidate with or merge with or in to any other Person or convey, transfer or lease all or substantially all of its properties and assets substantially as an entirety to any Person unless:

  (i) either (a) the Company shall be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, or lease, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the New 2030 Debentures and the performance of every covenant herein on the part of the Company to be performed or observed;

  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company or any Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

  (iii) the Company or such Person has delivered to the Trustee an Officers' Certificate and an opinion of counsel (as to which opinion, counsel may rely on the Officer's Certificate as to factual matters), each stating that such consolidation, merger, conveyance, transfer or lease comply with this covenant and that all conditions precedent herein provided for, or relating to, such transaction have been complied with.

  Upon any such consolidation or merger or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety, the successor Person formed by such consolidation, or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the New 2030 Debentures and the New Indenture with the same effect as if such successor had been named as the Company therein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under the New Indenture and the New 2030 Debentures. (Sections 8.01 and 8.02)

DEFINITIONS OF CERTAIN TERMS

  "Attributable Debt" means, as of the date of its determination, the present value (discounted semiannually at an interest rate of 7.0% per annum) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, such rental payments shall be considered for purposes of this definition to be the lesser of (a) the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination and (b) the rental payments required to be paid during the remaining term of such Sale and Leaseback Transaction (assuming such termination provision is not exercised).

  "Board of Directors" means either the board of directors of the Company or committee of that board duly authorized to act for it in respect hereof.

  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

  "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles, and, for the purposes hereof, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with such principles.

  "Consolidated Net Tangible Assets" means at any date, the total assets appearing on the most recently prepared consolidated balance sheet of the Company and the Subsidiaries as at the end of a fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles, less (a) all current liabilities as shown on such balance sheet and (b) Intangible Assets.

  "Depositary" means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities.

  "Funded Debt" means any indebtedness maturing by its terms more than one year from the date of the issuance thereof, including any indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the original issuance thereof.

  "Global Security" means the Security issued by the Company which represents all or part of the New 2030 Debentures.

  "Indebtedness" means (a) any liability of any Person (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (2) evidenced by a bond, note, debenture or similar instrument

(including a purchase money obligation) given in connection with the acquisition of any business, properties or assets of any kind or with services incurred in connection with capital expenditures (other than a trade payable or a current liability arising in the ordinary course of business), or (3) for the payment of money relating to a Capitalized Lease Obligation, or (4) for Interest Rate Protection Obligations; (b) any liability of others described in the preceding clause (a) that the Person has guaranteed or that is otherwise its legal liability; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

  "Intangible Assets" means the value (net of any applicable reserves), as shown on or reflected in such balance sheet, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

  "Interest Rate Protection Obligations" of any Person means the obligations of such Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a floating rate of interest on the same notional amount.

  "Liens" means any mortgage, lien, pledge, security interest, charge or encumbrance.

  "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

  "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

  "Place of Payment" means, when used with respect to any Security, the place or places where the principal of and any premium and interest on that Security are payable.

  "Principal Property" means any land, land improvements, buildings and associated factory, distribution, laboratory and office equipment (excluding any products marketed by the Company or any Subsidiary) constituting a distribution facility, operating facility, manufacturing facility, development facility, warehouse facility, service facility or office facility (including any portion thereof), which facility (a) is owned by or leased to the Company or any Restricted Subsidiary, (b) is located within the United States and (c) has an acquisition cost plus capitalized improvements in excess of 0.50% of Consolidated Net Tangible Assets as of the date of such determination, other than (i) any such facility, or portion thereof, which has been financed by obligations issued by or on behalf of a State, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof (other than a "substantial user" of such facility or a "related Person" as those terms are used in section 103 of the Internal Revenue Code of 1986, as amended (the "Code")) pursuant to the provisions of section 103 of the Code (or any similar provision hereafter enacted) as in effect at the time of issuance of such obligations, (ii) any such facility that the Board of Directors may by Board Resolution declare is not of material importance to the Company and the Restricted Subsidiaries taken as a whole and (iii) any such facility, or portion thereof, owned or leased jointly or in common with one or more Persons other than the Company and any Subsidiary and in which the interest of the Company and all Subsidiaries does not exceed 50%.

  "Restricted Securities" means any shares of the capital stock or Indebtedness of any Restricted Subsidiary.

  "Restricted Subsidiary" means (a) any Subsidiary (i) which has substantially all its property within the United States of America, (ii) which owns or is a lessee of any Principal Property, and (iii) in which the investment of the Company and all other Subsidiaries exceeds 0.50% of Consolidated Net Tangible Assets as of the date of such determination; provided, however, that the term "Restricted Subsidiary" shall not include (A) any Subsidiary (x) primarily engaged in the business of purchasing, holding, collecting, servicing or otherwise dealing in and with installment sales contracts, leases, trust receipts, mortgages, commercial paper or other financing instruments, and any collateral or agreements relating thereto, including in the business, individually or through partnerships, of financing (whether through long- or short-term borrowings, pledges, discounts or otherwise) the sales, leasing or other operations of the Company and the Subsidiaries or any of them, or (y) engaged in the business of financing the assets and operations of third parties, (z) in any case, not, except as incidental to such financing business, engaged in owning, leasing or operating any property which, but for this proviso, would qualify as Principal Property or (B) any Subsidiary acquired or organized after December 18, 1997, for the purpose of acquiring the stock or business or assets of any Person other than the Company or any Restricted Subsidiary, whether by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect, so long as such Subsidiary does not acquire by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect all or any substantial part of the business or assets of the Company or any Restricted Subsidiary; and (b) any other Subsidiary which is hereafter designated by the Board of Directors as a Restricted Subsidiary.

  "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property (whether such Principal Property is now owned or hereafter acquired) that has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person, other than (a) temporary leases for a term, including renewals at the option of the lessee, of not more than three years; (b) leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; and (c) leases of Principal Property executed by the time of, or within 180 days after the latest of, the acquisition, the completion of construction or improvement (including any improvements on property which will result in such property becoming Principal Property), or the commencement of commercial operation of such Principal Property.

  "Secured Indebtedness" means (a) Indebtedness of the Company or a Restricted Subsidiary which is secured by any Lien upon any Principal Property or Restricted New 2030 Debentures and (b) Indebtedness of the Company or a Restricted Subsidiary in respect of any conditional sale or other title retention agreement covering Principal Property or Restricted New 2030 Debentures; but "Secured Indebtedness" shall not include any of the following:

    (i) Indebtedness of the Company and the Restricted Subsidiaries outstanding on December 18, 1997, secured by then existing Liens upon, or incurred in connection with conditional sales agreements or other title retention agreements with respect to Principal Property or Restricted Securities;

    (ii) Indebtedness which is secured by (A) purchase money Liens upon Principal Property acquired after December 18, 1997 or (B) liens placed on Principal Property after December 18, 1997, during construction or improvement thereof (including any improvements on property which will result in such property becoming Principal Property) or placed thereon within 180 days after the later of acquisition, completion of construction or improvement or the commencement of commercial operation of such Principal Property or improvement, or placed on Restricted Securities acquired after December 18, 1997, or (C) conditional sales agreements or other title retention agreements with respect to any Principal Property or Restricted Securities acquired after December 18, 1997, if (in each case referred to in this subparagraph (ii)) (x) such Lien or agreement secures all or any part of the Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of such Principal Property or improvement or Restricted Securities and (y) such Lien or agreement does not extend to any Principal Property or Restricted Securities other than the Principal Property so acquired or the Principal Property, or portion thereof, on which the property so constructed or such improvement is located; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any such Lien or agreement exceeds the cost to the Company or such Restricted Subsidiary of the related acquisition, construction or improvement shall be considered to be "Secured Indebtedness";

    (iii) Indebtedness which is secured by Liens on Principal Property or Restricted Securities, which Liens exist at the time of acquisition (by any manner whatsoever) of such Principal Property or Restricted Securities by the Company or a Restricted Subsidiary;

    (iv) Indebtedness of Restricted Subsidiaries owing to the issuer or any other Restricted Subsidiary and Indebtedness of the Company owing to any Restricted Subsidiary;

    (v) In the case of any corporation which becomes (by any manner whatsoever) a Restricted Subsidiary after December 18, 1997, Indebtedness which is secured by Liens upon, or conditional sales agreements or other title retention agreements with respect to, its property which constitutes Principal Property or Restricted Securities, which Liens exist at the time such corporation becomes a Restricted Subsidiary;

    (vi) Guarantees by the Company of Secured Indebtedness and Attributable Debt of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of Secured Indebtedness and Attributable Debt of the Company and any other Restricted Subsidiaries;

    (vii) Indebtedness arising from any Sale and Leaseback Transaction;

    (viii) Indebtedness secured by Liens on property of the Company or a Restricted Subsidiary in favor of the United States of America, any State, Territory or possession thereof, or the District of Columbia, or any department, agency or instrumentality or political subdivision of the United States of America, any State, Territory or possession thereof, or the District of Columbia, in favor of any other country or any political subdivision thereof, if such Indebtedness was incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Lien; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any such Lien exceeds the cost to the Company or such Restricted Subsidiary of the related acquisition or construction shall be considered to be "Secured Indebtedness";

    (ix) Indebtedness secured by Liens on aircraft, airframes or aircraft engines, aeronautic equipment or computers and electronic data processing equipment; and

    (x) The replacement, extension or renewal (or successive replacements, extensions or renewals) of any Indebtedness (in whole or in part) excluded from the definition of "Secured Indebtedness" by subparagraphs (i) through
  (viii) above; provided, however, that no Lien securing, or conditional sale or title retention agreement with respect to, such Indebtedness shall extend to or cover any Principal Property or any Restricted Securities, other than such property which secured the Indebtedness so replaced, extended or renewed (plus improvements on or to any such Principal Property); provided further, however, that to the extent such replacement, extension or renewal increases the principal amount of Indebtedness secured by such Lien or is in a principal amount in excess of the principal amount of Indebtedness excluded from the definition of "Secured Indebtedness" by subparagraphs (i) through (ix) above, the amount of such increase or excess shall be considered to be "Secured Indebtedness".

  In no event shall the foregoing provisions be interpreted to mean or their operation to cause the same Indebtedness to be included more than once in the calculation of "Secured Indebtedness" as that term is used in the New Indenture.

  "Securities" means unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series as provided in the New Indenture and authenticated and delivered under the New Indenture and will include the New 2030 Debentures.

  "Subsidiary" means any corporation of which, at the time of determination, the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock.

  "Wholly owned", when used with reference to a Subsidiary, means a Subsidiary of which all of the outstanding capital stock is owned by the Company or by one or more wholly owned Subsidiaries.

  "Voting Stock", when used with reference to a Subsidiary, means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

MODIFICATION OF THE NEW INDENTURE

  The New Indenture provides that the Company and the Trustee may, without the consent of any Holders of New 2030 Debentures, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of Securities or curing ambiguities or inconsistencies in the New Indenture or making other provisions, provided that any such action shall not adversely affect the interests of the Holders of any outstanding series of Securities in any material respect. (Section 9.01)

  Modifications and amendments of the New Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Securities of each series affected thereby, except that no such modification or amendment may, without the consent of the Holder of each outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Securities, (b) reduce the principal amount of, rate of interest on, any premium payable upon the redemption of or the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default, (c) change the place of payment or the coin or currency in which any Security, or interest thereon is payable, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Security, (e) reduce the percentage in principal amount of Securities, the consent of whose Holders is required for modification or amendment of the New Indenture or for waiver of compliance with certain provisions of the New Indenture or for waiver of certain defaults, or (f) modify the requirements contained in the New Indenture for consent to or approval of certain matters except to increase any percentage for such consent or approval or to provide that certain other provisions cannot be modified or waived without the consent of the Holder of each Security affected thereby. (Section 9.02)

  The Holders of a majority in aggregate principal amount of the outstanding New 2030 Debentures may, on behalf of the Holders of all the New 2030 Debentures, waive compliance by the Company with certain restrictive provisions of the New Indenture. (Section 10.08)

EVENTS OF DEFAULT

  The New Indenture defines an Event of Default with respect to New 2030 Debentures as being any one of the following events: (a) default in the payment of any interest on the New 2030 Debentures when due, and the continuance of such default for a period of 30 days; (b) default in the payment of principal of or any premium on the New 2030 Debentures at the date on which such principal becomes due and payable as provided in the New 2030 Debenture or in the New Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise; (c) default in the deposit of any sinking fund payment, when and as due on the New 2030 Debentures; (d) default in the performance or breach of any covenant or warranty (a default in performance or breach of which is specifically dealt with in the New Indenture) and the continuance of such default or breach for a period of 60 days after written notice as provided in the New Indenture; or
(e) certain events involving bankruptcy, insolvency or reorganization. (Section 5.01)

  The New Indenture provides that if any Event of Default specified therein shall occur and be continuing with respect to the New 2030 Debentures, other than an Event of Default involving bankruptcy, insolvency or reorganization, either the Trustee or the Holders of 25% in principal amount of the outstanding New 2030 Debentures may declare the principal of the New 2030 Debentures to be due and payable. (Section 5.02) If an Event of Default described in clause (e) above with respect to the New 2030 Debentures at the time outstanding shall occur, the principal amount of all of the New 2030 Debentures will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. The Holders of a majority in aggregate principal amount of the New 2030 Debentures may, on behalf of all Holders of New 2030 Debentures, waive any past default under the New Indenture with respect to the New 2030 Debentures, except a default (a) in the payment of principal of, or any premium or interest on, any New 2030 Debenture, and (b) in respect of a covenant or provision of the New Indenture which cannot be modified or amended without the consent of the Holder of each outstanding New 2030 Debenture. (Section 5.13)

  Subject to the provisions of the New Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the New Indenture at the request or discretion of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 6.03) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding New 2030 Debentures will have the right to direct the time, method and place of conducting and proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the New 2030 Debentures. (Section 5.12)

  No Holder of a New 2030 Debenture will have any right to institute any proceeding with respect to the New Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the New 2030 Debentures, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding New 2030 Debentures have made a written request to the Trustee to institute such proceeding as trustee, (iii) the Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding New 2030 Debentures a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 5.07) However, such limitations do not apply to a suit instituted by a Holder of a New 2030 Debenture for the enforcement of payment of the principal of or any premium or interest on such New 2030 Debenture on or after the applicable due date specified in such New 2030 Debenture. (Section 5.08)

  The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the New Indenture and, if so, specifying all such known defaults. (Section 10.04)

DEFEASANCE AND COVENANT DEFEASANCE

  The Company may elect, at its option at any time, to have the provisions of
Section 13.02, relating to defeasance and discharge of indebtedness, or
Section 13.03, relating to defeasance of certain restrictive covenants in the New Indenture, applied to the New 2030 Debentures. (Section 13.01)

DEFEASANCE AND DISCHARGE

  The New Indenture provides that, upon the Company's exercise of its option to have Section 13.02 apply to any New 2030 Debentures, the Company will be discharged from all its obligations with respect to such New 2030 Debentures (except for certain obligations to exchange or register the transfer of New 2030 Debentures, to replace stolen, lost or mutilated New 2030 Debentures, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such New 2030 Debentures of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in any amount sufficient to pay the principal of and any premium and interest on such New 2030 Debentures on the respective Stated Maturities in accordance with the terms of the New Indenture and such New 2030 Debentures. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the

Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such New 2030 Debentures will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 13.02 and 13.04)

DEFEASANCE OF CERTAIN COVENANTS

  The New Indenture provides that, upon the Company's exercise of its option to have Section 13.03 apply to any New 2030 Debentures, the Company may omit to comply with certain restrictive covenants, including those described under "Certain Covenants of the Company", and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) and under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in any Event of Default, in each case with respect to such New 2030 Debentures. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such New 2030 Debentures, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such New 2030 Debentures on the respective Stated Maturities in accordance with the terms of the New Indenture and such New 2030 Debentures. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such New 2030 Debentures will not recognize any gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any New 2030 Debentures and such New 2030 Debentures were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such New 2030 Debentures at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such New 2030 Debentures upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments. (Sections 13.03 and 13.04)

NOTICES

  Notices to Holders of New 2030 Debentures will be given by mail to the addresses of such Holders as they may appear in the New 2030 Debenture Register. (Section 1.06)

TITLE

  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a New 2030 Debenture is registered as the absolute owner thereof (whether or not such New 2030 Debenture may be overdue) for the purpose of making payment and for all other purposes. (Section 3.08)

GOVERNING LAW

  The New Indenture and the New 2030 Debentures will be governed by, and construed in accordance with, the law of the State of New York. (Section 1.12)

THE TRUSTEE

  Citibank, N.A. is the Trustee under the New Indenture. The Company has other customary banking relationships with Citibank, N.A. in the ordinary course of business.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a summary of certain federal income tax consequences of the Exchange Offer to Holders of Old 2020 Debentures and of the ownership and disposition of New 2030 Debentures acquired pursuant to the Exchange Offer. The statements of law and legal conclusions set forth in this summary are based on the opinion of Hunton & Williams, counsel to the Company. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This summary is applicable only to persons who hold Old 2020 Debentures as capital assets and who will hold New 2030 Debentures as capital assets. This summary does not discuss all the federal income tax consequences that may be relevant to a Holder in light of the Holder's particular circumstances. In particular, this summary does not address any special rules that may be applicable to insurance companies, tax-exempt persons, financial institutions, regulated investment companies, dealers in securities or currencies, pass-through entities, persons that hold Old 2020 Debentures or New 2030 Debentures as part of an integrated investment (including a "straddle") consisting of Old 2020 Debentures or New 2030 Debentures and one or more other positions, foreign corporations, persons who are not citizens or residents of the United States, or persons whose functional currency is other than the United States dollar. In addition, this summary does not address any state or local tax considerations that may be relevant to a Holder's decision to exchange Old 2020 Debentures for New 2030 Debentures pursuant to the Exchange Offer.

  THE FOLLOWING IS NOT TAX ADVICE TO ANY HOLDER OF OLD 2020 DEBENTURES. ALL HOLDERS OF OLD 2020 DEBENTURES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF OLD 2020 DEBENTURES FOR NEW 2030 DEBENTURES AND OF THE OWNERSHIP AND DISPOSITION OF NEW 2030 DEBENTURES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

EXCHANGE OF OLD 2020 DEBENTURES FOR NEW 2030 DEBENTURES

  The exchange of Old 2020 Debentures for New 2030 Debentures (the "Exchange") pursuant to the Exchange Offer will constitute a recapitalization within the meaning of section 368(a)(1)(E) of the Code. A Holder of Old 2020 Debentures who exchanges Old 2020 Debentures for New 2030 Debentures will recognize no gain or loss on the Exchange, except that a cash-basis holder of Old 2020 Debentures who exchanges Old 2020 Debentures for New 2030 Debentures may be required to recognize as interest income received on the Exchange Date an amount equal to the interest accrued on such Old 2020 Debentures from October 1, 1997 through the Exchange Date. An exchanging Holder's tax basis in New 2030 Debentures received in the Exchange will be the same as such Holder's tax basis in the Old 2020 Debentures exchanged. An exchanging Holder's holding period for the New 2030 Debentures received in the Exchange will include its holding period for the Old 2020 Debentures exchanged.

  It is possible that the IRS could take the position that the excess, if any, of the fair market value of New 2030 Debentures received by a Holder over the fair market value of Old 2020 Debentures exchanged constitutes consideration for the Holder's participation in the Exchange, and not consideration for the Old 2020 Debentures. If the IRS successfully asserted such a position, such excess likely would be treated as ordinary income to the Holder. The Company intends to treat the entire value of the New 2030 Debentures as consideration for the Old 2020 Debentures.

  If a Holder's tax basis in Old 2020 Debentures immediately after the acquisition of Old 2020 Debentures exceeded the principal amount of such Old 2020 Debentures, such excess constituted amortizable bond premium which the Holder may have elected to amortize under a constant yield method under section 171 of the Code. If such an electing Holder exchanges Old 2020 Debentures for New 2030 Debentures, the remaining bond premium on the New 2030 Debentures would be amortizable over the extended term of the New 2030 Debentures.

  Some Holders of Old 2020 Debentures may have acquired them at a "market discount." For this purpose, "market discount" is the excess (if any) of the principal amount over the Holder's acquisition price, subject to a statutory de minimis exception. While accrued market discount generally must be recognized to the extent of gain realized on the disposition of a market discount debt instrument, the Exchange will not cause any exchanging Holders of Old 2020 Debentures who acquired them at a market discount to recognize any accrued market discount as income. Instead, any accrued market discount on Old 2020 Debentures that are exchanged for New 2030 Debentures will attach to the New 2030 Debentures. In addition, unaccrued market discount on such Old 2020 Debentures will accrue over the extended term of the New 2030 Debentures.

NEW 2030 DEBENTURES

  Stated Interest on New 2030 Debentures. In general, interest based on the stated interest rate of the New 2030 Debentures will be ordinary income, taxable when accrued, in the case of a Holder utilizing the accrual method of accounting, or when received, in the case of a holder utilizing the cash method of accounting.

  No Original Issue Discount. The New 2030 Debentures will not be treated as issued with original issue discount ("OID"), because the stated redemption price at maturity ("SRPM") of the New 2030 Debentures will not exceed their issue price. The SRPM of the New 2030 Debentures will equal the sum of the principal amount plus the portion of interest in excess of the lower of 8 3/8% or the Extension Coupon. The issue price of the New 2030 Debentures will be their fair market value on their date of issue if, as expected, the New 2030 Debentures are considered to be "traded on an established market." If the New 2030 Debentures were not considered to be traded on an established market, their issue price would be the fair market value of the Old 2020 Debentures, which are so traded. In either case, the issue price will exceed the SRPM.

  Bond Premium. If a Holder's tax basis in New 2030 Debentures immediately after the Exchange exceeds the principal amount of such New 2030 Debentures, such excess will constitute amortizable bond premium which the Holder may elect to amortize under a constant yield method under section 171 of the Code. A Holder that elects to amortize bond premium must reduce the tax basis in the New 2030 Debentures by the amount so amortized. The amortizable bond premium will be treated as an offset to interest income rather than as a separate deduction item. An election to amortize bond premium under section 171 of the Code by a Holder will apply to all obligations owned or acquired by the Holder in the current and all subsequent taxable years and may not be revoked without the permission of the IRS. If an election to amortize bond premium is not made, a Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing gain or loss upon the redemption, sale or other disposition of the New 2030 Debentures.

  Redemption or Sale of the New 2030 Debentures. In general, upon a redemption, sale or other disposition of the New 2030 Debentures, a Holder will recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest) and (ii) the Holder's tax basis in the New 2030 Debentures. Such gain or loss will be capital gain or loss.

BACKUP WITHHOLDING

  A Holder of New 2030 Debentures may be subject to backup withholding at a rate of 31 percent with respect to interest paid or the proceeds of a redemption, sale or other disposition of New 2030 Debentures, unless the Holder provides its taxpayer identification number and certain required certifications to the payor or otherwise establishes an exemption. Any amounts so withheld would be allowed as a credit against the Holder's federal income tax liability.

                             PLAN OF DISTRIBUTION

  The Company will exchange New 2030 Debentures for Old 2020 Debentures. Accordingly, the Company will not receive any proceeds from the exchange of New 2030 Debentures for Old 2020 Debentures.

  Based on an interpretation by the staff of the Division of Corporation Finance of the Commission, the Company believes that the New 2030 Debentures issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any Holder thereof without compliance with the registration requirements of the Securities Act.

  The Company has not entered into any arrangement or understanding with any person to distribute the New 2030 Debentures to be received in the Exchange Offer and, to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the New 2030 Debentures in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New 2030 Debentures.

  The Company has agreed to pay all expenses incident to the Exchange Offer (other than commissions or concessions of any brokers or dealers).

                        VALIDITY OF NEW 2030 DEBENTURES

  The validity of the offered New 2030 Debentures will be passed upon for the Company by Hunton & Williams, New York, New York and Atlanta, Georgia.

                             INDEPENDENT AUDITORS

  The consolidated financial statements as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Offering Circular from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference herein.

                                   SCHEDULE A

                 FIXED SPREAD PRICING FORMULA TO DETERMINE THE
                   REFERENCE PRICE OF THE OLD 2020 DEBENTURES

       YLD       =        Reference Yield of the Old 2020 Debentures expressed
                          as a decimal number.
       CPN       =        The nominal rate of interest payable on the Old 2020
                          Debentures expressed as a decimal number.
       N         =        The number of semi-annual interest payments, based
                          on the maturity date of the Old 2020 Debentures from
                          (but excluding)
                          the Exchange Date to (and including) the maturity
                          date of the Old 2020 Debentures.
       S         =        The number of days from and including the semi-
                          annual interest payment date immediately preceding
                          the Exchange Date up to, but not including, the
                          Exchange Date. The number of days is computed using
                          the 30/360 day-count method.
       exp       =        Exponentiate. The term to the left of "exp" is
                          raised to the power indicated by the term to the
                          right of "exp".
       PRICE     =        The applicable Reference Price of the Old 2020
                          Debentures per $1,000 principal amount of an Old
                          2020 Debenture. The Reference Price of the Old 2020
                          Debentures is rounded to the nearest cent.

       PRICE     =                                1,000
                                            -----------------
                                       (1 + YLD/2) exp (N - S/180)


                 +              N            1,000 (CPN/2)
                            (sigma)       ---------------------
                               K=1     (1 + YLD/2) exp (K - S/180)



                 -                     1,000 (CPN/2) (S/180)

                                  SCHEDULE B

                         HYPOTHETICAL PRICING EXAMPLE
                          FOR THE OLD 2020 DEBENTURES

  This Schedule B provides a hypothetical illustration of the calculation of the Reference Price of the Old 2020 Debentures based on hypothetical data, and should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the Reference Price of the Old 2020 Debentures, as quoted at a hypothetical Benchmark Treasury Yield, and should not be used or relied upon for any other purpose.

                              OLD 2020 DEBENTURES

   Maturity Date of the Old
    2020 Debentures:         April 1, 2020

   Benchmark Treasury
    Security:                6 3/8% U.S. Treasury Note due August 15, 2027

   Fixed Spread:             0.52% (fifty-two basis points)

   EXAMPLE:

   Price Determination
    Date:                    2:00 p.m., New York City time, on December 15, 1997

   Exchange Date:            January 29, 1998

   Benchmark Treasury Yield
    on the Price
    Determination Date       = 6.01%

   Fixed Spread              = 0.52%

   YLD                       = 6.53%

   CPN                       = 8.375%

   N                         = 45

   S                         = 118

   PRICE                     = $1,214.42

                                   SCHEDULE C

                 FIXED SPREAD PRICING FORMULA TO DETERMINE THE
                   REFERENCE PRICE OF THE NEW 2030 DEBENTURES

       YLD       =        Reference Yield of the New 2030 Debentures expressed
                          as a decimal number.

       CPN       =        The nominal rate of interest payable on the New 2030
                          Debentures expressed as a decimal number to April 1, 2020.

       EXT       =        The nominal rate of interest payable on the New 2030
                          Debentures expressed as a decimal number from April
                          1, 2020 to April 1, 2030.

       N         =        The number of semi-annual interest payments, based
                          on the maturity date of the Old 2020 Debentures from (but excluding) the Exchange Date to (and including) the maturity date of the Old 2020 Debentures.

       M         =        The number of semi-annual interest payments, based
                          on the maturity date of the New 2030 Debentures from (but excluding) the Exchange Date to (and including) the maturity date of the New 2030 Debentures.

       S         =        The number of days from and including the semi-
                          annual interest payment date immediately preceding the Exchange Date up to, but not including, the Exchange Date. The number of days is computed using the 30/360 day-count method.

       exp       =        Exponentiate. The term to the left of "exp" is
                          raised to the power indicated by the term to the right of "exp".

       PRICE     =        The applicable Reference Price of the New 2030
                          Debentures per $1,000 principal amount of a Debenture. The Reference Price of the New 2030
                          Debentures is rounded to the nearest cent.

       PRICE     =                                1,000
                                        ----------------------
                                       (1 + YLD/2) exp (M - S/180)


            +   N                           1,000 (CPN/2)
              (sigma)                   ---------------------
                K = 1                (1 + YLD/2) exp (K - S/180)


            +   M                           1,000 (EXT/2)
              (sigma)                   ---------------------
                K = N+1              (1 + YLD/2) exp (K - S/180)


                  -                  1,000 (CPN/2) (S/180)

                                  SCHEDULE D

                         HYPOTHETICAL PRICING EXAMPLE
                          FOR THE NEW 2030 DEBENTURES

  This Schedule D provides a hypothetical illustration of the calculation of the Reference Price of the New 2030 Debentures based on hypothetical data, and should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the Reference Price of the New 2030 Debentures, as quoted at a hypothetical Benchmark Treasury Yield, and Extension Coupon, and should not be used or relied upon for any other purpose.

                              NEW 2030 DEBENTURES

   Maturity Date of the New
    2030 Debentures:         April 1, 2030

   Benchmark Treasury
    Security:                6 3/8% U.S. Treasury Note due August 15, 2027

   Fixed Spread:             0.60% (sixty basis points)

   EXAMPLE:

   Price Determination
    Date:                    2:00 p.m., New York City time, on December 15, 1997

   Exchange Date:            January 29, 1998

   Benchmark Treasury Yield
    on the Price

    Determination Date       = 6.01%

   Fixed Spread              = 0.60%

   YLD                       = 6.61%

   CPN                       = 8.375%

   EXT                       = 7.82%

   N                         = 45

   M                         = 65

   S                         = 118

   PRICE                     = $1,224.42


                                      D-1